UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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BEIJING MED-PHARM CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BEIJING MED-PHARM CORPORATION
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 15, 2008
To our stockholders:
     NOTICE HEREBY IS GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Beijing Med-Pharm Corporation (the “Company”) will be held at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103, on Friday, February 15, 2008, at 9:00 a.m., local time, for the following purposes:
1.	To approve the issuance and sale of 8,000,000 shares of the Company’s common stock, par value $0.001 per share, to Han Zhiqiang and Tong Zhijun in exchange for a 51% interest in Hong Kong Fly International Health Care Limited, a Hong Kong corporation that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd.;

2.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Beijing Med-Pharm Corporation to “Beijing Med-Pharm Sunstone Corporation”;

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock, par value $0.001 per share, from 50,000,000 shares to 75,000,000 shares; and

4.	To transact such other business as may properly come before the Special Meeting or any adjournments thereof.
     Only stockholders of record at the close of business on January 28, 2008, the record date, are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.

By Order of the Board of Directors, Martyn D. Greenacre Chairman of the Board of Directors

January 31, 2008
     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

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Page
Voting at the Special Meeting	1

Summary Information about the Hong Kong Health Care and Sunstone Acquisition	3

Note regarding forward-looking statements	8

Information about Hong Kong Health Care and Sunstone	10

Acquisition of Hong Kong Health Care and Sunstone	12

Selected historical consolidated financial data of Hong Kong Health Care and Sunstone	20

Management’s Discussion and Analysis of Hong Kong Health Care’s Financial Condition and Results of Operations	21

Selected Historical Consolidated Financial Date of Beijing Med-Pharm Corporation	24

Selected Unaudited Pro Forma Condensed Consolidated Financial Data of Beijing Med-Pharm Corporation (post-acquisition)	26

Comparative Per Share Data	27

Risk Factors Relating to the Hong Kong Health Care and Sunstone Acquisition	28

Proposal 1 Approval of the Issuance and Sale of Common Stock	33

Proposal 2 Amendment to the Company’s Certificate of Incorporation to Change the Name of the Company from “Beijing Med-Pharm Corporation” to “Beijing Med-Pharm Sunstone Corporation”	36

Proposal 3 Amendment to the Company’s Certificate of Incorporation to Increase the Authorized Shares of the Company’s Common Stock to 75,000,000 Shares	38

Security Ownership of Certain Beneficial Owners and Management (Pre- and Post-Acquisition)	41

Where You Can Find More Information	44

Information Incorporated by Reference	44

Important Cautionary Note	44

Stockholder Proposals for 2008 Annual Meeting	45

Other Matters	46

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BEIJING MED-PHARM CORPORATION
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462

PROXY STATEMENT

     This proxy statement is being furnished to the stockholders of Beijing Med-Pharm Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors (our “Board”) of proxies for use at our Special Meeting of Stockholders, to be held on February 15, 2008, and any adjournments thereof (the “Special Meeting”). The Special Meeting will be held at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103, on Friday, February 15, 2008, at 9:00 a.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about January 31, 2008.
     The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile and other methods of communication. We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.
VOTING AT THE SPECIAL MEETING
Record Date; Proxies
     Only the holders of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of record at the close of business on January 28, 2008, the record date, are entitled to vote at the Special Meeting. As of the record date, we had 31,297,922 shares of Common Stock outstanding. Each holder of shares of Common Stock entitled to vote will have the right to one vote for each share of our Common Stock outstanding in his or her name on our books. A majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Special Meeting will constitute a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Special Meeting. “Broker non-votes” occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Each stockholder is entitled to one vote for each share of our Common Stock owned of record by such stockholder on the record date with respect to each matter to be voted on at the Special Meeting.
     All shares of Common Stock entitled to vote and represented by properly executed proxies received prior to the Special Meeting and not revoked will be voted in the manner specified on those proxies. If a properly executed proxy is received prior to the Special Meeting and not revoked, but no instructions are given in the proxy, the shares of Common Stock will be voted by the proxy agents FOR the proposal to issue and sell 8,000,000 shares of our Common Stock to Han Zhiqiang and Tong Zhijun in exchange for a 51% interest in Hong Kong Fly International Health Care Limited, a Hong Kong corporation that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd, FOR the proposal to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Beijing Med-Pharm Corporation to “Beijing Med-Pharm Sunstone Corporation” and FOR the proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock, par value $0.001 per share, from 50,000,000 shares to 75,000,000 shares.
     A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to Fred M. Powell, our Chief Financial Officer, by delivery of a later-dated signed proxy or by voting in person at the Special Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Special Meeting.

Vote Required
     Generally. With respect to Proposal 1 (the proposal to issue and sell 8,000,000 shares of our Common Stock to Han Zhiqiang and Tong Zhijun in exchange for a 51% interest in Hong Kong Fly International Health Care Limited, a Hong Kong corporation (“Hong Kong Health Care”) that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd (“Sunstone”)) and with respect to any other matter that may properly be brought before the Special Meeting (except as described below), the affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by law or our Certificate of Incorporation or by-laws.
     For the purpose of determining the number of votes present or represented by proxy for approval of these matters,
•	abstentions may be specified on these proposals and are considered shares of Common Stock entitled to vote on these matters but will have the effect of a vote against these matters; and

•	broker non-votes are considered shares of Common Stock entitled to vote on these matters but will not be taken into account in determining the outcome of the vote on these matters.
     Amendments to our Certificate of Incorporation. With respect to Proposal 2 and Proposal 3 (the proposal to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Beijing Med-Pharm Corporation to “Beijing Med-Pharm Sunstone Corporation” and the proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 50,000,000 shares to 75,000,000 shares), the affirmative vote of a majority of the outstanding shares of Company’s Common Stock entitled to vote on such matter is required to take action.
     For the purpose of determining the number of votes cast for approval of the amendments of our Certificate of Incorporation to be voted on at the Special Meeting,
•	abstentions may be specified on these proposals and are considered shares of Common Stock entitled to vote on these matters but will have the effect of a vote against these matters; and

•	broker non-votes are considered shares of Common Stock entitled to vote on these matters but will have the effect of a vote against these matters.

SUMMARY INFORMATION ABOUT THE HONG KONG HEALTH CARE AND SUNSTONE ACQUISITION
     This summary highlights material information from this proxy statement. To understand our potential Sunstone acquisition more fully, and for more complete descriptions of the terms and conditions of the acquisition, you should read carefully this entire document, including especially the sections in this proxy statement entitled:
•	“Information About Hong Kong Health Care and Sunstone” commencing on page [ ];

•	“Acquisition of Hong Kong Health Care and Sunstone” commencing on page [ ];

•	“Risk Factors Relating to the Hong Kong Health Care and Sunstone Acquisition” commencing on page [ ];

•	“Voting Security Ownership of Certain Beneficial Owners and Management of Beijing Med-Pharm Corporation (Pre- and Post- Acquisition)” commencing on page [ ],
as well as the sections in this proxy statement outlining Proposal 1 (commencing on page [      ]), Proposal 2 (commencing on page [      ]) and Proposal 3 (commencing on page [      ]) and the agreements and other documents incorporated by reference into this proxy statement, including our Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2008 regarding certain financial information of Hong Kong Health Care and its subsidiary, Sunstone.
The Purchaser
Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Tel.: (610) 940-1675
www.beijingmedpharm.com
     Beijing Med-Pharm Corporation, a Delaware corporation, through its subsidiaries, is a pharmaceutical marketing and distribution company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in the People’s Republic of China (“PRC”) and is pursuing partnerships with other companies seeking to enter the Chinese pharmaceutical market. It is the only U.S. public company to offer industry partners a comprehensive suite of market-entry services in the PRC that includes pre-market entry analysis, clinical trial management, product registration, market research, as well as pharmaceutical marketing and distribution. The Company provides distribution services for a wide range of products, including Western medicines, traditional Chinese medicines, bio-chemical medicines, medical applications, branded generic pharmaceuticals, over-the-counter healthcare products, and home healthcare supplies and equipment. The Company’s proprietary portfolio primarily focuses on women’s health and pediatrics. The Company is headquartered in Plymouth Meeting, Pennsylvania.
The Acquiree
Hong Kong Fly International Health Care Limited
Unit D, 10/F, China Overseas Building
139 Hennessy Road
Wanchai, Hong Kong, People’s Republic of China
Tel.: (852) 273-02999

     Hong Kong Health Care holds a 100% equity interest in Sunstone. The outstanding issued share capital of Hong Kong Health Care is owned 49% by the Company and 51% by Han Zhiqiang and Tong Zhijun. Established in 1996, Sunstone Pharmaceutical Co., Ltd. is a privately held manufacturer of primarily over-the-counter (OTC) medicines, with operations in Tangshan, Hebei Province, PRC. Sunstone’s two most visible brands are Hao Wawa (“Good Baby”) for children’s healthcare and Kang Fu Te (“Confort”) for women’s healthcare, which are both nationally recognized brands. Sunstone is headquartered in the Hi Tech Development Zone, Tangshan, Hebei Province, PRC.

The Sellers
Mr. Han Zhiqiang and Mr. Tong Zhijun (collectively, the “Sellers”)
c/o Hong Kong Fly International Health Care Limited
Unit D, 10/F, China Overseas Building
139 Hennessy Road
Wanchai, Hong Kong, People’s Republic of China
Tel.: (852) 273-02999
     Han Zhiqiang was a founder of Sunstone and currently serves as Sunstone’s General Manager and has done so since its formation in April 1994. Mr. Zhiqiang is Vice Chairman of the OTC Association in the PRC and Vice Chairman of the Pharmaceutical Industrial Association, Hebei Province. From 1983 to 1996, Mr. Zhiqiang held various positions at Tangshan Changrong Pharmaceutical Corporation, LTD., a government owned pharmaceutical company, including General Manager from 1993 to 1996, Assistant to Factory Director in Tangshan Woman & Child Pharmaceutical Factory and Researcher in Tangshan Chemical Research Institute. Mr. Zhiqiang holds a BS from Shenyang Pharmaceutical University and an M.B.A. from The Dalian Scientific & Engineering University.
     Tong Zhijun serves as Chairman of Sunstone’s Board of Directors and has done so since 1996. Mr. Zhijun acts as Chairman of several corporations, including Qifa Seeds Center Corporation Ltd. since 2002, Qifa Farming Corporation Ltd. since 1998, Spain Qifa Corporation Ltd. since 1997 and Beijing City Service Company since 1993. Mr. Zhijun has served as Director and Vice President of Spain International Haisitan Group since 1989. Mr. Zhijun held various positions in the Beijing Municipal Government from 1978 to 1993.
The Acquisition
     The Company, Han Zhiqiang and Tong Zhijun entered into the Sale and Purchase Agreement, dated July 14, 2007, as amended (the “July Purchase Agreement”), the Supplementary Agreement, dated September 28, 2007 (the “Supplementary Agreement”), the Shareholders’ Agreement, dated July 14, 2007 (the “Shareholders Agreement”), and the Sale and Purchase Agreement, dated September 28, 2007 (the “September Purchase Agreement”), and each of these agreements are incorporated by reference into this proxy statement. We encourage you to read each of the foregoing agreements because they are the legal documents that govern the acquisition.
•	Purchase. In the acquisition, Beijing Med-Pharm will acquire the remaining 51% of the issued share capital in Hong Kong Health Care that it does not own from the Sellers, in exchange for 8,000,000 shares of Beijing Med-Pharm Common Stock

•	Outstanding Shares. As of the record date for the Special Meeting, there were 31,297,922 shares of our Common Stock outstanding and no shares of our preferred stock outstanding.

•	Outstanding Options and Warrants. As of the record date for the Special Meeting, there were (i) outstanding options to purchase 2,866,147 shares of our Common Stock having a weighted average exercise price of $4.20 per share, of which options to purchase 1,549,295 shares were fully vested and exercisable; (ii) 2,040,000 shares of our Common Stock reserved for issuance in connection with future grants under our stock option plans; and (iii) outstanding warrants to purchase 1,975,692 shares of our Common Stock having a weighted average exercise price of $9.96 per share.

•	Ownership of Han Zhiqiang and Tong Zhijun in the Company immediately after the acquisition. Based on our capitalization as of the record date, each of Han Zhiqiang and Tong Zhijun will own approximately 10.2% and our pre-acquisition shareholders will own approximately 79.6% of the outstanding shares of our Common Stock upon completion of the acquisition. If all of our options and warrants outstanding as of the record date that were exercisable were exercised as of the closing of the acquisition, each of Han Zhiqiang and Tong Zhijun would own approximately 9.1% and our pre-acquisition securityholders would own approximately 81.8% of the outstanding shares of our Common Stock upon completion of the acquisition.

•	Conditions to the acquisition (commencing on pages [ ] and [ ]). Our obligation to purchase the 51% of the issued share capital in Hong Kong Health Care is subject to the fulfillment or waiver of specified conditions, including, but not limited to, obtaining all necessary consents and approvals (including the approval for issuance of the shares contemplated by Proposal 1 and the change of our name contemplated by Proposal 2); the representations and warranties being true, accurate and complete; no breach by the Sellers of any terms or provisions in the September Purchase Agreement; the completion of due diligence by Beijing Med-Pharm and Beijing Med-Pharm being satisfied with the results of such due diligence; the execution of an employment contract with Han Zhiqiang; no material adverse change having occurred or existing with respect to Hong Kong Health Care or Sunstone since December 31, 2006; and Beijing Med-Pharm having received certain financial statements of both Hong Kong Health Care and Sunstone.

•	Termination of the Sale and Purchase Agreement (commencing on page [ ]). If the conditions to closing the acquisition are not fulfilled by March 31, 2008 and the applicable party has not agreed to an extension of time or waiver of an unfulfilled condition, the September Purchase Agreement will automatically terminate.

•	Expenses (commencing on page [ ]). Except as set forth below, we will pay our costs and expenses, and the Sellers will pay their costs and expenses and those of Hong Kong Health Care and Sunstone, incurred in connection with the September Purchase Agreement and the related transactions, regardless of whether the acquisition is consummated. Notwithstanding the foregoing, (i) if the conditions to closing are not fulfilled by March 31, 2008 due to the Sellers’ actions or inactions, the Sellers will be responsible for indemnifying the Company in accordance with applicable law and the September Purchase Agreement and (ii) if the conditions to closing are not fulfilled by March 31, 2008 due to the Company’s actions or inactions, the Company will be responsible for indemnifying the actual and direct losses, liabilities, costs, expenses, damages and expenditures (including investigation and defense costs and reasonable legal costs), claim or depreciation, whether involving third party claims or not, of the Sellers.

•	Interests of officers and directors of the Company in the acquisition (commencing on page [ ]). None of the directors, officers and other employees of the Company will receive benefits from the acquisition other than any benefits they may receive as shareholders of the Company. In addition, none of our executive officers has any rights under their employment agreements with the Company with respect to “change of control” benefits or payments arising from our acquisition of Hong Kong Health Care, including severance payments, acceleration of stock options and the lifting of restrictions on other stock based awards.

•	Board of directors of the Company following the acquisition (commencing on page [ ]). Assuming we receive the requisite shareholder approval for each of Proposal 1 and Proposal 2 outlined in this proxy statement and the acquisition is consummated, our board of directors will be increased from seven members to nine members. Pursuant to the September Purchase Agreement, Han Zhiqiang and Tong Zhijun will be nominated for election to the Board of Directors to fill the two new open positions on our board of directors.

•	Management of the Company following the acquisition (commencing on page [ ]). If the acquisition is consummated, all of our current executive officers will continue as executive officers for our combined company. In addition, Han Zhiqiang, the current general manager of Sunstone, will join our executive management team as our President and Chief Operating Officer, China.

•	Registration rights to be granted to Han Zhiqiang and Tong Zhijun (commencing on page [ ]). Within eighteen months of the closing of the acquisition, the Company shall prepare and file with the SEC a registration statement on Form S-3 or such other short-form registrations statement that is then available for use by the Company to enable the resale of the 8,000,000 shares of our Common Stock issued to the Sellers pursuant to the acquisition from time to time through Nasdaq or in privately-negotiated transactions, and shall use its reasonable efforts to cause such registration statement to become effective.

•	Escrow of certain shares of Common Stock to cover performance milestones of Sunstone (commencing on page [ ]). 800,000 shares of Common Stock will be placed in escrow and will be released to the Sellers upon the achievement of the following performance goals:
•	If Sunstone’s net profit in 2007 is not less than $11.5 million U.S. dollars, the custodian agent will deliver 200,000 shares to each of Han Zhiqiang and Tong Zhijun.

•	If Sunstone’s net profit in 2008 is not less than $13.5 million U.S. dollars, the custodian agent will deliver 200,000 shares to each of Han Zhiqiang and Tong Zhijun.
If Sunstone fails to achieve either of the above performance targets, the custodian agent shall return to the Company the applicable shares of Common Stock provided for such performance target or sell such shares of Common Stock to the Sellers at the $9.00 per share and deliver the proceeds of such sale to the Company.
•	Pledge of certain shares of Common Stock to cover the obligations of Han Zhiqiang and Tong Zhijun to the Company (commencing on page [ ]). An aggregate of 800,000 shares of Common Stock will be pledged by the Sellers to the Company for a term of three years as security for the performance by the Sellers of their obligations, including their indemnity obligations, under the September Purchase Agreement.

•	Post-acquisition restrictions on transfer of shares of Common Stock by Han Zhiqiang and Tong Zhijun (commencing on page [ ]). During the periods set out below, except with the prior written consent of the Company, Han Zhiqiang and Tong Zhijun shall not sell, transfer, pledge or dispose of all or part of the shares of Common Stock issued pursuant to the acquisition to the extent of the following percentages:

Percentage of shares of
Common Stock Subject to
Lock-up Period	Lock-up
Not more than 2 years after Closing	100%

More than 2 years but not more than 3 years after Closing	80%

More than 3 years but not more than 4 years after Closing	60%

More than 4 years but not more than 5 years after Closing	40%

Beyond 5 years after Closing	0%
•	Other post-acquisition restrictions Han Zhiqiang and Tong Zhijun (commencing on page [ ]).
•	Non-Competition. Except with the prior written consent from the Company, during the period when any of the Sellers or their affiliates own any shares in the Company, Hong Kong Health Care or Sunstone, the Sellers and their affiliates shall not engage in any business that may compete with that of the Company, Hong Kong Health Care or Sunstone (except for holding shares of not more than 2% of the issued shares in companies listed on any stock exchange) in China.

•	Non-Solicitation. Except with the prior written consent from the Company, during the term of Han Zhiqiang’s employment and within 3 years after the termination thereof, the Sellers and their affiliates shall not directly or indirectly (i) employ or solicit any employees of the Company, Hong Kong Health Care or Sunstone, or (ii) solicit or enter into any transactions with any customers, suppliers, agents or other business contacts of the Company, Hong Kong Health Care or Sunstone.

•	Right of First Offer. During the period ending on the later of (i) 5 years following the closing of the acquisition or (ii) the date of termination of Han Zhiqiang’s employment with the Company, Hong Kong Health Care or Sunstone, if any of the Sellers intends to transfer any shares of Common Stock that are not subject to the lock-up or pledge, the Company shall have the right of first offer. If the Company accepts and purchases such shares of Common Stock in whole or in part, the transferor shall transfer such shares to the Company.
Reasons for the Acquisition
     Our board of directors unanimously approved the acquisition and the September Purchase Agreement because the board believes that the acquisition will enhance our long-term shareholder value by, among other things:
•	expanding our prescription drug portfolio to include OTC healthcare products, including a number of high profile, nationally recognized brands;

•	expanding our distribution capabilities to include the rapidly growing retail pharmacy segment in the PRC through OTC distribution;

•	providing the opportunity for sales and marketing synergies in the Chinese healthcare market across various customer segments and therapeutic areas, including women’s health and pediatrics. The ability to leverage the combined power of both hospital and OTC sales forces should facilitate the acquisition of additional products from the U.S. and Europe;

•	strengthening our management team with additional executives, including Mr. Han, that have strong track records in the Chinese healthcare market;

•	combining manufacturing and packaging capabilities that can be utilized across our product portfolio and can be offered to potential partners trying to enter the Chinese healthcare market;

•	improving our financial results, including being immediately accretive.
     In addition, our board of directors believes that the consideration payable by us in the acquisition represents a reasonable investment by us in furthering our business strategy.
     To review our reasons for the acquisition in greater detail and the factors, both positive and negative, considered by our board of directors prior to approving the September Purchase Agreement, see the section in this proxy statement entitled “Acquisition of Hong Kong Health Care and Sunstone – Reasons for the Acquisition” commencing on page [      ].

NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This proxy statement and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements convey our current expectations or forecasts of future events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements herein include, among others, statements relating to:
•	our business strategy;

•	our potential acquisition of a (i) majority interest in Shanghai Rongheng Pharmaceutical Company Limited and (ii) majority interest in Hong Kong Fly International Health Care Limited and Sunstone Pharmaceutical Co., Ltd.;

•	our potential joint ventures with (i) Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company and (ii) Biaodian Medical Information Co., Ltd. with respect to Guangzhou Shimei Medical Information Co., Ltd. and Guangzhou Shipu Medical Information Co., Ltd.;

•	competition in the Chinese pharmaceutical distribution industry and our ability to compete;

•	our belief regarding the significance of our acquisition of Wanwei;

•	our belief that a significant opportunity exists to obtain an increased market share in the Chinese pharmaceutical marketing and distribution markets by offering a distribution chain solution that combines our market development services with market fulfillment services;

•	our expectation to continue to incur significant and increasing operating expenses and capital expenditures;

•	our expectation that substantially all of our revenues, profits, cash flows and assets will continue to be derived in the PRC and be denominated in Chinese currency;

•	our belief regarding the significance of brand recognition;

•	our ability to renew any GSP certificate or any pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate or permit;

•	our expectation that we may incur operating losses for the foreseeable future;

•	our future financial and operating results;

•	the dependence of our future success on obtaining additional promotional and market research agreements and licensing rights in the PRC and on acquiring additional distribution companies;

•	our ability to fund our current level of operations for the next twelve months through our cash and cash equivalents;

•	expected timing of the closing of the Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company joint venture transaction; and

•	the board composition of the reorganized Guangzhou Pharmaceutical Limited Company.
     The words “anticipate,” “believe,” “could,” “expect,” “intend,” “look forward,” “may,” “planned,” “potential,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward- looking statements. These forward-looking statements reflect our current expectations and are based upon currently available data. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this proxy statement, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors affect our ability to achieve our objectives, including:
•	delays in entering into, or our inability to enter into, definitive documents to acquire, or delays in completing the acquisition of a (i) majority interest in Shanghai Rongheng Pharmaceutical Company Limited and (ii) majority interest in Hong Kong Fly International Health Care Limited and Sunstone Pharmaceutical Co., Ltd.;

•	delays in the completion of our potential joint ventures with (i) Alliance BMP Limited and Guangzhou Pharmaceutical Limited Company and (ii) Biaodian Medical Information Co., Ltd. with respect to Guangzhou Shimei Medical Information Co., Ltd. and Guangzhou Shipu Medical Information Co., Ltd.;

•	difficulties in acquiring complementary businesses or in integrating acquired businesses;

•	our inability to obtain additional capital when necessary;

•	delays in product introduction and marketing or interruptions in supply;

•	a decrease in business from our major clients;

•	our inability to compete successfully against new and existing competitors or to leverage our marketing capabilities with our distribution capabilities;

•	adverse economic, political or social conditions in the PRC;

•	our inability to renew our GSP certificate or our pharmaceutical distributor permit to conduct business as a pharmaceutical distributor or to maintain this certificate and permit;

•	our inability to manage our growth effectively;

•	our inability to attract and retain key personnel;

•	our inability to effectively market our services or obtain and maintain arrangements with manufacturers; and

•	a slowdown in the Chinese economy.
     In addition to the risks related to us and to our operations described above and in our Annual Report on Form 10-K for the year ended December 31, 2006 and other documents filed by us with the SEC, the factors relating to our proposed acquisition of Sunstone discussed in this proxy statement under the section entitled “Risk Factors Relating to the Hong Kong Health Care and Sunstone Acquisition” included elsewhere in this document could cause actual results to differ materially from those described in, or implied by, the forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this proxy statement and the documents incorporated by reference herein and therein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

INFORMATION ABOUT HONG KONG HEALTH CARE AND SUNSTONE
          Hong Kong Fly International Health Care Limited, a Hong Kong corporation, holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd. Sunstone is a Chinese leader in the research, development, manufacturing, distribution and sale of primarily over the counter (OTC) medicines from facilities in Tangshan, Hebei Province, which is located southeast of Beijing. Sunstone’s two most visible brands are Hao Wawa (“Good Baby”) for children’s healthcare and Kang Fu Te (“Confort”) for women’s healthcare, which are both household names in the PRC.
          Sunstone was founded in 1996 and has grown considerably, generating sales of approximately $35 million in 2006. About 90 percent of these sales were of OTC products, sold through Sunstone’s national distribution network. Sunstone is headquartered in the Hi Tech Development Zone, Tangshan, Hebei Province, PRC.
          Please see the information contained in on our Current Report on Form 8-K/A filed with the SEC on January 16, 2008 and incorporated by reference into this proxy statement regarding certain financial information of Hong Kong Health Care and its subsidiary, Sunstone.
Chinese Pharmaceutical industry
          Hong Kong Health Care’s current business is primarily in the OTC, retail pharmacy segments. While most prescription medicines are still sold through hospitals in the PRC, the retail pharmacy segment is growing and is expected continue growing at a higher rate than the rest of the supply channels of medicines in the PRC.
          Over the past 30 years, the Chinese pharmaceutical industry has increased approximately 18% on an annual basis. This growth is expected to continue for 2008 and into the foreseeable future. Three of the main factors driving this growth are:
•	Continued growth of the Chinese population,

•	The gross domestic product of the PRC has been and continues to remain over 10% annually, and

•	The expansion of health care expenditures through government policies. Recently the government has approved and has begun implementing the New Rural Co-Operative (NRCO) policy. In 2008, the Chinese government will increase the subsidy for every member of a NRCO and build additional rural medical facilities. According to the PRC State Food and Drug Administration (SFDA) the new policy will extend the health care market by approximately $1.9 billion.
          Comparing 2006 to 2007, total Chinese pharmaceutical industry growth was approximately 18% and OTC products accounted for approximately 26% of the total industry sales. Approximately 90% of Sunstone’s revenues are from OTC products accounting for an estimated 0.6% of the total market.
Hong Kong Health Care’s Business and Operations
          Hong Kong Health Care sells its products to approximately 350 pharmaceutical distributors in the PRC. Sales to distributors account for substantially all of Hong Kong Health Care’s revenues. For the nine-month period ended September 30, 2007 and the year ended December 31, 2006, no single distributor contributed more than 10% of Hong Kong Health Care’s total revenues or accounts receivable.
          Hong Kong Health Care derives a substantial portion of its revenue from the sales of its Hao Wawa line of pediatric products, including Pediatric Paracetamoland Amantadine Hydrochloride Granules, Xiao’er Huatan Zhike Granules, Xiao’er Kechuan Ling Oral Solution, Jianer Xiahoshi Oral Solution, and Compound Zedoary Turmeric Oil. Sales of these products accounted for 86% and 87% of Hong Kong Health Care’s total revenues for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, respectively. The largest competitor to the Hao Wawa pediatric products is Shanghai Johnson & Johnson Pharmaceutical’s cold medicines.

          In addition, Hong Kong Health Care manufactures the “CONFORT” line of products which is a suppository based product for vaginal infections. The largest competitors to the CONFORT products are Miconazol mitrate suppositories and Triminolone Acetonide-Econazole Nitrate cream manufactured by Xian Janssen Pharmaceutical Ltd.
     Both the Hao Wawa and CONFORT brands were recognized as top selling brands in the PRC by the China Nonprescription Medicines Association in 2006.
          Sunstone currently has 56 regional offices promoting their products throughout the PRC. To increase customer awareness, Sunstone promotes their products through (1) advertising on television, newspapers and magazines, (2) public relations and (3) academic awareness (professional conferences, marketing material, medical magazines and clinical trial papers)
          Price control by PRC government authorities
          Certain medical products sold in the PRC, primarily those included in the PRC’s published Medical Insurance Catalogue and those pharmaceuticals whose production or trading are deemed to constitute monopolies by the PRC government, are subject to retail price controls in the form of fixed prices or price ceilings. The fixed prices or the price ceilings of such medicines are published by the national and provincial price administration authorities from time to time. Although the Company only sells its products through distributors, the controls over retail prices could have a corresponding effect on the wholesale prices. The prices of medicines that are not subject to price controls are determined freely at the discretion of the respective pharmaceutical companies, subject, in certain cases, to notification to the provincial pricing authorities. Certain of the Company’s products are subject to price controls and accordingly, the price of such products could not be increased at the Company’s discretion above the relevant controlled price ceiling without prior governmental approval. In addition, the price of such products may also be adjusted downward by the relevant government authorities in the future. Such price controls, especially downward price adjustment, may negatively affect the Company’s revenue and profitability.

ACQUISITION OF HONG KONG HEALTH CARE AND SUNSTONE
     Reasons for the Acquisition
     Our board of directors unanimously approved the acquisition and the September Purchase Agreement because the board believes that the acquisition will enhance our long-term shareholder value by, among other things:
•	expanding our prescription drug portfolio to include over the counter, or OTC, healthcare products, including a number of high profile, nationally recognized brands. Sunstone’s revenue for the year ended December 31, 2006 was approximately $35 million with a net profit of about $10 million. Sunstone has two nationally recognized brands in Hao Wawa (“Good Baby”) for children’s healthcare and Kang Fu Te (“Confort”) for women’s healthcare, which are both household names in the PRC.

•	expanding our distribution capabilities to include the rapidly growing retail pharmacy segment in the PRC through OTC distribution. We believe the acquisition of Sunstone expands our business model and enables us to keep pace with changes in the PRC healthcare market. While most prescription medicines are still sold through hospitals in the PRC, the retail pharmacy segment is growing. In addition, Chinese citizens are beginning to have a greater voice in their own health care. We believe that finding ways to reach them through promotional synergies with brands they trust are needed to build and sustain market share for a variety of related medical products and services.

•	providing the opportunity for sales and marketing synergies in the Chinese healthcare market across various customer segments and therapeutic areas, including women’s health and pediatrics. The ability to leverage the combined power of both hospital and OTC sales forces should facilitate the acquisition of additional products from the U.S. and Europe;

•	strengthening our management team with additional executives, including Han Zhiqiang, that have strong track records in the Chinese healthcare market. Currently the General Manager of Sunstone, Han Zhiqiang will assume the role of President and Chief Operating Officer, China, working with David Gao, our chief executive officer, to manage operations in the PRC. Han Zhiqiang and Tong Zhijun (currently a director of Hong Kong Health Care and Sunstone) will each be nominated for election to the Board of Directors of the Company at the Closing. Han Zhiqiang also serves as the Vice Chairman of the OTC Association in the PRC and the Vice Chairman of the Pharmaceutical Industrial Association, Hebei Province, PRC.

•	combining manufacturing and packaging capabilities that can be utilized across our product portfolio and can be offered to potential partners trying to enter the Chinese healthcare market.

•	improving our financial results, including being immediately accretive.
     Background of the Acquisition
     On October 27, 2006, David Gao approached Sunstone in Tangshan for an initial meeting to gain a better understanding of the Sunstone business plan and long term opportunity. On April 11, 2007, David Gao approached Sunstone regarding the possible acquisition of Sunstone, and authorized representatives of the two companies entered into a nondisclosure and confidentiality agreement.
     On March 21, 2007, our board of directors held a meeting to discuss the potential acquisition by Beijing Med Pharm of Sunstone.   The board was provided with other information related to the acquisition, including summaries of the negotiation process and the due diligence findings made by our management.
     Between April 11, 2007 and April 19, 2007, discussions continued between the two companies on an intermittent basis to agree on the strategic merits of a potential acquisition by Beijing Med Pharm of Sunstone. During these discussions, it became evident to the Company that an acquisition of 100% of the equity interests of Sunstone was not possible given the requests of the parties.

     On April 23, 2007, the Company entered into a letter of intent to acquire a 49% equity interest in a newly formed entity that will hold 100% of the equity interest of Sunstone. We issued a press release on April 23, 2007 announcing the entering into this letter of intent.
     On May 8, 2007, we engaged Ernst & Young Transactions Limited and King & Wood PRC Lawyers to act separately as our financial advisor and legal advisor for due diligence in connection with our possible acquisition of 49% of Sunstone. Between May 21, 2007 and May 31, 2007, we and representatives from Ernst & Young and King & Wood met in Beijing, PRC to continue due diligence and to conduct a question and answer session.
     On June 4, 2007, David Gao and Zhao Yanping of the Company met with Han Zhiqiang and Wang Yibing of Sunstone, in Tangshan, Hebei Province, PRC, to discuss the terms of our possible acquisition of 49% of Sunstone. Thereafter, discussions continued via telephone and email correspondence between Zhao Yanping and Han Zhiqiang and, on June 8, 2007, David Gao, Zhao Yanping and other members of our management team, met with Tong Zhijun, Han Zhiqiang and Wang Yibing of Sunstone in Tangshan, Hebei Province, PRC, with representatives of Hong Kong Health Care for a site visit and to discuss valuation.
     On June 17, 2007, legal counsels for the two companies exchanged the first draft of a definitive purchase agreement with respect to the acquisition of 49% of Sunstone. On June 21, 2007 a working group consisting of representatives of each of our Company and Sunstone and our respective legal counsels met in Tangshan, Hebei Province, PRC to discuss the key issues in the draft purchase agreement.  Shortly thereafter, members of the working group met in Beijing, PRC to discuss the legal due diligence review to be entered into for each of our two companies.
     Between June 17, 2007 and July 4, 2007 our respective legal counsels exchanged additional drafts of the purchase agreement and the related ancillary agreements. We also continued to discuss with each other, throughout such time period, the general terms of the acquisition, compliance with tax regulations, material open issues in the agreements and the timeline of the acquisition.
     On July 5, 2007, the pending execution version of the July Purchase Agreement, which was accepted by the representatives of both parties, was submitted to board of directors for discussion. On July 10, 2007, our board of directors held a meeting to discuss the potential acquisition.   The board was provided with other information related to the acquisition, including a summary of the draft purchase agreement and related agreements prepared by members of our legal counsel and summaries of the negotiation process and the business, financial and tax due diligence findings made by our management presented by David Gao and Fred Powell. Between [  ] and [  ], discussions continued among the members of our board and between the parties with respect to the agreements and with respect to estimated potential acquisition-related synergies.
     Following the foregoing discussions and presentations, on July 10, 2007, our board of directors unanimously determined that the acquisition was fair to, and in the best interests of, the Company and our shareholders, and declared the acquisition to be advisable.
     On July 14, 2007, the Company entered into the July Purchase Agreement with Han Zhiqiang and Tong Zhijun to acquire a 49% equity interest in a newly formed entity that will hold 100% of the equity interest of Sunstone for $32 million U.S. dollars. Also on July 14, 2007, the Company entered into a Shareholders Agreement with Han Zhiqiang and Tong Zhijun regarding the composition and responsibilities of the board of directors of Sunstone and Hong Kong Health Care, including permitting the Company to appoint two of the five members of each board of directors, and sets forth the responsibilities and appointment of the management of Sunstone. The Shareholders Agreement also provides a preemptive right to the non-transferring shareholders of Hong Kong Health Care (pro rata in proportion to their share ownership) to purchase any shares of Hong Kong Health Care being transferred by the Han Zhiqiang, Tong Zhijun and the Company, pro rata in proportion to the non-transferring persons. We issued a press release on July 16, 2007 announcing our execution of the July Purchase Agreement and the Shareholders Agreement.
     On August 22, 2007, David Gao contacted Han Zhiqiang to discuss the possible acquisition of the remaining 51% of Hong Kong Health Care. Between August 25, 2007 and September 2, 2007, David Gao and Yanping Zhao of the Company and Han Zhiqiang and Wang Yibing of Hong Kong Health Care continued discussions of the 51% acquisition. On September 2, 2007, the Company and Sunstone agreed upon the basic terms of the stock purchase agreement for the 51% acquisition.
     On September 6, 2007, the Company’s Executive Committee consisting of David Gao, Martyn Greenacre and Jack Ferraro were joined by Fred Powell and Joanne Soslow, the Company’s U.S. counsel, to review the proposed terms of the 51% purchase agreement.
     On September 7, 2007, the two companies exchanged the first draft of a definitive purchase agreement with respect to the acquisition of the remaining 51% of Sunstone. Between September 8, 2007 and September 25, 2007, our respective legal counsels exchanged additional drafts of the purchase agreement and the related ancillary agreements. We also continued to discuss with each other, the general terms of the acquisition, compliance with tax issues, material open issues in the agreement and the timeline of the acquisition.
     On September 24, 2007, the pending execution version of the September Purchase Agreement was submitted to the board of directors for discussion. Following discussions and presentation, our board of directors unanimously determined that the acquisition was fair to, and in the best interest of, the Company and our shareholders, and declared the acquisition to be advisable.
     On September 28, 2007, the Company entered into the September Purchase Agreement with Han Zhiqiang and Tong Zhijun acquire the remaining 51% of the issued share capital in a newly formed entity that will hold 100% of the equity interest of Sunstone that it had not purchased pursuant to the July Purchase Agreement for 8,000,000 shares of the Company’s Common Stock. Also on September 28, 2007, the Company entered into a Supplementary Agreement with Han Zhiqiang and Tong Zhijun that amended the July Purchase Agreement to, among other things, delay the closing of the purchase of the 49% equity interest. We issued a press release on September 28, 2007 announcing our execution of the September Purchase Agreement and the Supplementary Agreement.
     On October 31, 2007, the transactions contemplated by the July Purchase Agreement with respect to the purchase of the 49% equity interest in Hong Kong Health Care closed. We issued a press release on October 31, 2007 announcing the closing of these transactions.
     Description of July Purchase Agreement
     On July 14, 2007, we entered into the July Purchase Agreement by and among the Company and the Sellers. Pursuant to the July Purchase Agreement, on October 31, 2007 we acquired 49% of the issued share capital of Hong Kong Health Care from the Sellers for $32.1 million U.S. dollars.
     Pursuant to the July Purchase Agreement, (i) the board of directors of Sunstone was restructured to permit the Company to appoint two of the five members, (ii) Tong Zhijun and Sunstone entered into a License Agreement on Trademarks and a License Agreement on Patents, whereby Tong Zhijun irrevocably licensed to Sunstone certain trademarks, patents and intellectual property rights free of any charge and (iii) the Sellers made customary representations and warranties to us relating to Hong Kong Health Care and Sunstone and agreed to indemnify us for breaches of the Sellers’ representations and warranties contained in the July Purchase Agreement.
     In addition, pursuant to the July Purchase Agreement, the Sellers, the Company, Hong Kong Health Care and Sunstone entered into the Shareholders Agreement. The Shareholders Agreement establishes the composition and responsibilities of the board of directors of Sunstone and Hong Kong Health Care, including permitting the Company to appoint two of the five members of each board of directors, and sets forth the responsibilities and appointment of the management of Sunstone. The Shareholders Agreement also provides that, if a shareholder proposes to transfer any shares of Hong Kong Health Care, the non-transferring shareholders of Hong Kong Health Care have a preemptive right (pro rata in proportion to their share ownership) to purchase such shares.
     Description of September Purchase Agreement
     On September 28, 2007, we entered into the September Purchase Agreement by and among the Company and the Sellers. Pursuant to the September Purchase Agreement, we agreed to acquire the remaining 51% of the issued share capital in Hong Kong Health Care that we had not purchased pursuant to the July Purchase Agreement. The closing of the transactions contemplated by the September Purchase Agreement (the “Closing”) is expected to be completed during the first quarter of 2008.
     Consideration. Under the terms of the September Purchase Agreement, we will acquire the remaining 51% of the issued share capital of Hong Kong Health Care for a purchase price of 8,000,000 unregistered shares of our Common Stock, which are subject to the following conditions:

•	During the periods set out below, unless with the prior written consent of the Company, the Sellers shall not directly or indirectly sell, transfer, pledge or dispose of all or part of the consideration of 8,000,000 shares of our Common Stock held thereby and/or any interests therein (nor shall such party/parties enter into any agreement in respect of or make any arrangement to give effect to the foregoing) to the extent of the following percentages:

Percentage of shares of
Common Stock Subject to
Lock-up Period	Lock-up
Not more than 2 years after Closing	100%

More than 2 years but not more than 3 years after Closing	80%

More than 3 years but not more than 4 years after Closing	60%

More than 4 years but not more than 5 years after Closing	40%

Beyond 5 years after Closing	0%
•	1,600,000 of the consideration of 8,000,000 shares of our Common Stock will be held in escrow subject to release to the Sellers as follows:

Performance Targets. The Company, the Sellers and a custodian agent jointly-selected by the Company and the Sellers will enter into a custodian agreement which shall provide:

•	If Sunstone’s net profit in 2007 is not less than $11.5 million U.S. dollars, the custodian agent will deliver an aggregate of 400,000 shares, including any dividends, to the Sellers.

•	If Sunstone’s net profit in 2008 is not less than $13.5 million U.S. dollars, the custodian agent will deliver an aggregate of 400,000 shares, including any dividends, to the Sellers.

•	If Sunstone fails to achieve either of the above performance targets, the custodian agent shall return to the Company the applicable shares of Common Stock provided for such performance target or sell such shares of Common Stock to the Sellers at $9.00 per share and deliver the proceeds of such sale to the Company.

Pledge. 800,000 shares of Common Stock will be pledged by the Sellers to the Company for a term of three years as security for the performance by the Sellers of their obligations, including their indemnity obligations, under the September Purchase Agreement. If during the term of the pledge, any of the Sellers incurs an obligation to the Company, the Company is entitled to keep the pledged shares of Common Stock to offset the obligation or sell the pledged shares of Common Stock at the then market price and have priority in getting indemnified from the proceeds. Until and unless the pledge has been enforced and realized, the Sellers are entitled to receive and retain all the dividends and other distributions arising from the pledged shares of Common Stock and to exercise any voting rights and other rights and power derived from the pledged shares of Common Stock.
     Representations, Warranties and Covenants. Pursuant to the September Purchase Agreement, the Sellers made customary representations and warranties to us with respect to Hong Kong Health Care and Sunstone and agreed to indemnify us for breaches of the Sellers’ representations and warranties contained in the September Purchase Agreement. The representations and warranties in the September Purchase Agreement were made (i) only as of specific dates, (ii) only for the purposes of the September Purchase Agreement and (iii) solely for the benefit of the parties to the September Purchase Agreement.

     The September Purchase Agreement contains covenants that we believe are customary for transactions of this nature, including, but not limited to:
•	the Sellers shall ensure that unless the day-to-day operations and management warrant otherwise or having been waived by the Purchaser in writing, until the Closing, each of Hong Kong Health Care, Sunstone and its subsidiaries and branches shall

•	carry on its business in its ordinary course; maintain the profitability at the average level as reported in its unaudited profit and loss accounts for the period between December 31, 2006 and September 30, 2007; and not make any major change in its business or amend or modify any major contracts or arrangements;

•	not make any changes to its shareholding structure; not increase or reduce its registered share capital or issued share capital; not make any distribution, issue or buy back any shares, options, securities or other rights which may be converted into shares or loan capital; and none of its shareholders shall transfer their shareholding in Hong Kong Health Care, Sunstone and its subsidiaries and branches to any third party by any means or create any encumbrance over such shareholdings; and

•	not make any arrangements or dispose of any capital or assets in excess of $100,000 U.S. dollars; not dispose of any intellectual property rights or other assets important to its business; not incur any actual or contingent liability or provide guarantees in excess of $100,000 U.S. dollars or in any way actually increase the bad debt, contingency provisions or other provisions; and not pay or declare to pay any dividends, bonus or make other distribution to any securities holders;

•	the Sellers shall ensure that unless the day-to-day operations and management warrant otherwise or having been waived by the Purchaser in writing, until the Closing, no shareholder of Hong Kong Health Care, Sunstone and its subsidiaries and branches shall transfer their shareholding in Hong Kong Health Care, Sunstone and its subsidiaries and branches to any third party by any means or create any encumbrance over such shareholdings.

•	the Sellers shall promptly procure from Hong Kong Health Care, Sunstone and its subsidiaries and branches such information concerning their business, financial statements and affairs as requested by the Company or any of its advisors or independent auditors in connection with the preparation of certain financial statements and in connection with the preparation of this proxy statement;

•	the Sellers shall use all reasonable efforts to assist the Company to cause the consideration of 8,000,000 shares of our Common Stock to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing;

•	within 18 months of the Closing, the Company shall prepare and file a registration statement with the SEC to enable the resale of the consideration of 8,000,000 shares of our Common Stock by the Sellers and to use our reasonable efforts to cause such registration statement to become effective;

•	the Sellers shall use reasonable efforts to assist the Company as may be necessary to comply with the securities laws of all jurisdictions which are applicable in connection with the issuance of the consideration of 8,000,000 shares of our Common Stock;

•	the Sellers shall use best efforts to cause Hong Kong Health Care, Sunstone and its subsidiaries and branches to approve and adopt any policies reasonably requested by the Company; and

•	the Company agrees to appoint on a step-by-step basis people with understanding of the the PRC health product market and with management experience to become additional members of the Company’s Board of Directors.
     Non-Competition. Unless having prior written consent from the Company, during the period when any of the Sellers or its affiliates owns any shares in the Company or any of Hong Kong Health Care, Sunstone and its subsidiaries and branches, the Sellers and its affiliates shall not engage in any business that may compete with that of the Company or any of Hong Kong Health Care, Sunstone and its subsidiaries and branches in the capacity of shareholder, partner, cooperator or other capacity (except for holding shares of not more than 2% of the issued shares in companies listed on any stock exchange) in China (including Hong Kong, Macau and Taiwan).
     Non-Solicitation. Unless having prior written consent from the Company, during the term of Han Zhiqiang’s employment and within 3 years after the termination thereof, each Seller and its affiliates shall not directly or indirectly (i) employ or solicit any senior officers, directors, consultants or employees of the Company or any of Hong Kong Health Care, Sunstone and its subsidiaries and branches, who are employed by any such entity at that time or during the period of one year immediately preceding the date of termination of Han Zhiqiang’s employment with the Company or any of Hong Kong Health Care, Sunstone and its subsidiaries and branches, or (ii) solicit any customers, raw materials suppliers, distribution agents or other business contacts of the Company or any of Hong Kong Health Care, Sunstone and its subsidiaries and branches or enter into any transactions, co-operation or agreements with any of the foregoing persons or its affiliates.
     Right of First Offer. During the period ending on the later of (i) 5 years following Closing or (ii) date of termination of Han Zhiqiang’s employment with the Company and any of Hong Kong Health Care, Sunstone and its subsidiaries and branches, if any of the Sellers intends to transfer any shares of Common Stock which is not subject to the lock-up or pledge, the Company (or its nominee) shall have the right of first offer. If the Company accepts and purchases such shares of Common Stock in whole or in part, the transferor shall transfer such shares to the Company. The transferor may transfer such shares of Common Stock that are not accepted by the Company to a third party at a price and terms not more favorable than those offered to the Company.
     Conditions to Closing. Our obligation to purchase, and Sellers obligations to sell, the 51% of the issued share capital in Hong Kong Health Care is subject to the fulfillment or waiver of specified conditions, including, but not limited to, the following:
•	the Company and the Sellers having obtained all necessary consents, authorization or other approvals from the competent governmental authorities and other third parties, including our stockholders, in connection with the entering into and performance of the September Purchase Agreement;

•	the representations and warranties of the Sellers being true, accurate and complete in all respects as of the date of the September Purchase Agreement and the Closing;

•	from the date of the September Purchase Agreement up to and including the Closing, there is no breach by the Sellers of any terms or provisions in the September Purchase Agreement;

•	the completion of due diligence by the Company and the Company being satisfied with the results of such due diligence;

•	the Company and Han Zhiqiang having executed an employment contract;

•	no material adverse change having occurred or existing with respect to Hong Kong Health Care, Sunstone and its subsidiaries and branches since December 31, 2006;

•	the Sellers having provided the Company the following documents of both Hong Kong Health Care and Sunstone: (i) the audited accounts for the years 2005 and 2006; (ii) unaudited balance sheet and the unaudited profit and loss accounts for the period between December 31, 2006 and September 30, 2007, and (iii) financial statements for the nine months ended September 30, 2007 and (iv) the pro forma profit forecast for the year 2008;

•	the Company having obtained the approval from Nasdaq in respect of the issuing of shares to the Sellers in accordance with the September Purchase Agreement; and

•	all necessary approvals for change of the Company’s name to “Beijing Med-Pharm Sunstone Corporation” have been obtained as contemplated in Proposal 2 below.

     The Sellers and the Company are to use their respective best endeavors to procure the satisfaction of all of the conditions to closing not later than March 31, 2008.
     If the conditions to closing are not fulfilled by March 31, 2008 and the applicable party has not agreed to an extension of time or waiver of an unfulfilled condition, the September Purchase Agreement will automatically terminate.
     Expenses. Except as set forth below, we will pay our costs and expenses, and the Sellers will pay their costs and expenses and those of Hong Kong Health Care and Sunstone, incurred in connection with the September Purchase Agreement and the related transactions, regardless of whether the acquisition is consummated or not. Notwithstanding the foregoing, (i) if the conditions to closing are not fulfilled by March 31, 2008 due to the Sellers’ actions or inactions, the Sellers will be responsible for indemnifying the Company in accordance with applicable law and the September Purchase Agreement and (ii) if the conditions to closing are not fulfilled by March 31, 2008 due to the Company’s actions or inactions, the Company will be responsible for indemnifying the actual and direct losses, liabilities, costs, expenses, damages and expenditures (including investigation and defense costs and reasonable legal costs), claim or depreciation, whether involving third party claims or not, of the Sellers.
     The estimated total fees and expenses to be incurred by the Company and the Sellers (including those incurred by the Sellers that are to be paid by Hong Kong Health Care or Sunstone but not including those of Hong Kong Health Care or Sunstone that are to be paid by the Sellers) in connection with the acquisition are approximately as follows (all of which amounts are based on estimates available to the Company or to the Sellers, as the case may be, as of the date of this proxy statement and remain subject to change):

Description	Beijing Med Pharm	Sellers
Advisory fees and expenses	$140,000	$0

Legal fees and expenses	$200,000	$15,000

Accounting fees and expenses	$600,000	$0

Printing and mailing costs	$30,000	$0

Miscellaneous expenses	$25,000	$0
     Registration rights to be granted to Han Zhiqiang and Tong Zhijun. Within eighteen months of the closing of the acquisition and subject to receipt of necessary information from the Sellers, the Company shall prepare and file with the SEC a registration statement on Form S-3 or such other short-form registrations statement that is then available for use by the Purchaser to enable the resale of the 8,000,000 shares of our Common Stock, issued to the Sellers pursuant to the acquisition, from time to time through Nasdaq or in privately-negotiated transactions, and shall use its reasonable efforts, subject to receipt of necessary information from the Sellers, to cause such registration statement to become effective.
     Employment and Background of Han Zhiqiang and Tong Zhijun
     Pursuant to the September Purchase Agreement, the Company will enter into an employment agreement with Han Zhiqiang at the Closing, pursuant to which he will assume the role of President and Chief Operating Officer, China, of the Company and will work with the Company’s current Chief Executive Officer to manage operations in the PRC. The terms of the employment agreement with Han Zhiqiang have not been finalized.
     In addition, pursuant to the September Purchase Agreement, Han Zhiqiang and Tong Zhijun will each be nominated for election to the Board of Directors of the Company at the Closing.
     Han Zhiqiang was a founder of Sunstone and currently serves as Sunstone’s General Manager and has done so since its formation in April 1994. Mr. Zhiqiang is Vice Chairman of the OTC Association in the PRC and Vice Chairman of the Pharmaceutical Industrial Association, Hebei Province. From 1983 to 1996, Mr. Zhiqiang held various positions at Tangshan Changrong Pharmaceutical Corporation, LTD., a government owned pharmaceutical company, including General Manager from 1993 to 1996, Assistant to Factory Director in Tangshan Woman & Child Pharmaceutical Factory and

Researcher in Tangshan Chemical Research Institute. Mr. Zhiqiang holds a BS from Shenyang Pharmaceutical University and an M.B.A. from The Dalian Scientific & Engineering University.
     Tong Zhijun serves as Chairman of Sunstone’s Board of Directors and has done so since 1996. Mr. Zhijun acts as Chairman of several corporations, including Qifa Seeds Center Corporation Ltd. since 2002, Qifa Farming Corporation Ltd. since 1998, Spain Qifa Corporation Ltd. since 1997 and Beijing City Service Company since 1993. Mr. Zhijun has served as Director and Vice President of Spain International Haisitan Group since 1989. Mr. Zhijun held various positions in the Beijing Municipal Government from 1978 to 1993.
     Tax matters
     We will not recognize any gain or loss as a result of our payment of 8,000,000 shares of our Common Stock for the 51% of the issued share capital in Hong Kong Health Care on the terms proposed in the September Purchase Agreement.
     Accounting treatment
     The acquisition will be accounted for under the purchase method of accounting. Accordingly, under generally accepted accounting principles, the acquired assets and assumed liabilities of Hong Kong Health Care will be recorded on our books at their fair values at the date the acquisition is completed. Any excess of the value of the consideration paid by us at the date the acquisition is completed over the fair value of the identifiable tangible and intangible assets of Hong Kong Health Care will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill).
     In July 2001, the Financial Accounting Standards Board issued of SFAS No. 141, “Business Combinations” and SFAS 142, “Goodwill and Other Intangible Assets.” These standards require that all business combinations initiated after June 30, 2001 be accounted for under the purchase method. In addition, all intangible assets acquired that are obtained through contractual or legal right, or are capable of being separately sold, transferred, licensed, rented or exchanged, are to be recognized as an asset apart from goodwill and be amortized to expense over their estimated useful lives. Goodwill and intangibles with indefinite lives will no longer be subject to amortization, but will be subject to at least an annual assessment for impairment by applying a fair value based test.
     Regulatory filings and approvals
     We do not believe that any material U.S. federal or state regulatory approvals filings or notices are required by us in connection with the acquisition, except for the filing of this proxy statement with the SEC.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF HONG KONG HEALTH CARE AND SUNSTONE
     The following table sets forth selected historical financial data of Hong Kong Health Care for the periods ended and as of the dates indicated. The selected consolidated financial data as of September 30, 2007 and December 31, 2006 has been derived from Hong Kong Health Care’s audited consolidated financial statements for such periods, which have been audited by KPMG Huazhen, and are contained in on our Current Report on Form 8-K/A filed with the SEC on January 16, 2008 incorporated by reference into this proxy statement. The selected consolidated financial data presented for the years ended December 31, 2005, 2004, 2003 and 2002 are derived from Sunstone’s unaudited consolidated financial statements for such period, which are not included herein, because financial statements for Hong Kong Health Care are not available prior to December 31, 2006. Sunstone is the sole operating subsidiary of Hong Kong Health Care.
     You should read the following selected consolidated financial data in conjunction with the consolidated financial statement and notes thereto of Hong Kong Health Care contained in on our Current Report on Form 8-K/A filed with the SEC on January 16, 2008 and incorporated by reference into this proxy statement and the section below entitled “Management’s Discussion and Analysis of Hong Kong Health Care’s Financial Condition and Results of Operations”.
  Statement of operations data

						Nine months
						ended
	Year Ended December 31,					September 30,
	2006	2005	2004	2003	2002	2007
	(Hong
	Kong
	Health					(Hong Kong Health
	Care)	(Sunstone)	(Sunstone)	(Sunstone)	(Sunstone)	Care)
(in thousands)	(audited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$35,875	$32,821	$22,831	$15,600	$9,998	$29,456
Gross profit	25,396	24,761	16,583	10,941	7,790	21,349

Income from operations	$9,925	$4,244	$2,742	$1,901	$668	$8,102
  Balance sheet data

	At December 31,					At September 30,
	2006	2005	2004	2003	2002	2007
	(Hong
	Kong
	Health					(Hong Kong Health
	Care)	(Sunstone)	(Sunstone)	(Sunstone)	(Sunstone)	Care)
(in thousands)	(audited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Current Assets	$29,927	$13,160	$13,888	$13,289	$11,941	$30,496
Working Capital	6,104	3,325	1,236	2,964	3,490	2,741
Total Assets	47,964	24,276	22,529	20,468	16,468	52,446
Current Liabilities	34,661	7,889	10,491	11,788	9,875	29,356
Non-current Liabilities	—	2,410	602	—	—	2,663
Total Liabilities	34,661	10,299	11,094	11,788	9,875	32,019
Total Equity	13,303	13,977	11,436	8,680	6,593	20,427

MANAGEMENT’S DISCUSSION AND ANALYSIS OF HONG KONG HEALTH CARE’S FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
     You should read the following commentary together with the section above entitled “Selected Historical Consolidated Financial Data of Hong Kong Health Care” and its consolidated financial statements and notes thereto contained in on our Current Report on Form 8-K/A filed with the SEC on January 16, 2008 and incorporated by reference into this proxy statement. The financial data presented for the year ended December 31, 2005 are derived from Sunstone’s unaudited consolidated financial statements for such period, which are not included herein, because financial statements for Hong Kong Health Care are not available prior to December 31, 2006. Sunstone is the sole operating subsidiary of Hong Kong Health Care. The following discussion contains forward-looking statements that are subject to various risk and uncertainties. You should review the section entitled “Risk Factors Related to the Hong Kong Health Care and Sunstone Acquisition” of this proxy statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by these forward-looking statements.
  Key figures

			Nine months
			ended September
	Year Ended December 31,		30, 2007
	2006	2005
	(Hong Kong		(Hong Kong Health
	Health Care)	(Sunstone)	Care)
(in thousands)	(audited)	(unaudited)	(audited)
Income statement

Revenue	$35,875	$32,821	$29,456
Gross profit	25,396	24,761	21,349

Income from operations	$9,925	$4,244	$8,102

Financial ratios

Net revenue, annual growth	9.3%	43.8%	N/A
Gross profit in %	70.8%	75.4%	72.5%
Operating profit margin	27.7%	12.9%	27.5%
Return on equity	51.9%	33.4%	28.0%
Results of operations
Nine Months Ended September 30, 2007 Compared to Twelve Months Ended December 31, 2006
Net Revenue
          Net revenue was approximately $29,456,000 for the nine months ended September 30, 2007, a decrease of $6,419,000 as compared with approximately $35,875,000 for the twelve months ended December 31, 2006. On an annualized basis, the net revenue for the nine months ended September 30, 2007 would be approximately $39,300,000 which would represent an approximate 9% increase over the net revenue for the twelve months ended December 31, 2006.
Gross Profit
          Gross profit was $21,349,000 for the nine months ended September 30, 2007, a decrease of $4,047,000 as compared with $25,396,000 for the twelve months ended December 31, 2006. The gross margin was 72.8% for the nine months ended September 30, 2007 as compared to 70.8% for the twelve months ended December 31, 2006.

Cost structure
     Operating costs, including selling expenses, general and administrative, and research and development, were $13,247,000 for the nine months ended September 30, 2007, a decrease of $2,224,000 as compared with $15,471,000 for the twelve months ended December 31, 2006. On an annualized basis the operating costs for the nine months ended September 30, 2007 would be approximately $13,300,000, including the $3,265,000 share based compensation expense recorded for the nine months ended September 30, 2007. During the nine months ended September 30, 2007, research and development expenses were approximately $900,000 lower than the year ended December 31, 2006. In addition, advertising costs were $3,700,000 for the nine months ended September 30, 2007 versus $6,100,000 for the year ended December 31, 2006.
Operating income
     Operating income was approximately $8,102,000 for the nine months ended September 30, 2007, a decrease of $1,823,000 as compared with approximately $9,925,000 for the twelve months ended December 31, 2006.
Year Ended December 31, 2006 Compared to Year Ended December 31, 2005
Net Revenue
     Net revenue was approximately $35,875,000 for the year ended December 31, 2006, an increase of $3,054,000 as compared with approximately $32,821,000 for the year ended December 31, 2005.
Gross Profit
     Gross profit was $25,396,000 for the year ended December 31, 2006, a increase of $635,000 as compared with $24,761,000 for the year ended December 31, 2005. The gross margin was 70.8% for the year ended December 31, 2006 as compared to 75.4% for the year ended December 31, 2005.
Cost structure
     Operating costs, including selling expenses, general and administrative, and research and development, were $15,471,000 for the year ended December 31, 2006, a decrease of $5,046,000 as compared with $20,517,000 for the year ended December 31, 2005.
Operating income
     Operating income was approximately $9,925,000 for the year ended December 31, 2006, an increase of $5,681,000 as compared with approximately $4,244,000 for the year ended December 31, 2005.
Liquidity and Capital Resources
Liquidity
     Hong Kong Health Care’s principal sources of liquidity are cash from operating activities and bank borrowings. Cash and cash equivalents at September 30, 2007 amounted to $2,742,000 compared to $6,104,000 at December 31, 2006.
Cash flow
     Operating activities. Net cash provided by operating activities during the nine months ended September 30, 2007 amounted to $1,150,000 compared to $8,118,000 for the twelve months ended December 31, 2006.

     Investing activities. Net cash used in investing activities amounted to $2,671,000 for the nine months ended September 30, 2007 as compared to $5,250,000 for the twelve months ended December 31, 2006. For the nine months ended September 30, 2007, the investing activities included $2,745,000 for the purchases of property, plant and equipment, loans to related parties of $2,319,000 and collections on loans made to related parties of $2,393,000. For the year ended December 31, 2006 the investing activities included $5,114,000 for the purchases of property, plant and equipment, loans to related parties of $7,427,000 and collections on loans made to related parties of $7,291,000.
     Financing activities. Net cash used in financing activities amounted to $1,897,000 for the nine months ended September 30, 2007 compared to net cash provided by financing activities amounting to $2,538,000 for the twelve months ended December 31, 2006. For the nine months ended September 30, 2007 the primary use of cash was due to net bank borrowings, the reorganization of Hong Kong Health Care and Sunstone and dividends paid. The primary reason for the cash provided for the twelve months ended December 31, 2006 was due to net borrowings from the bank offset by dividends paid.
     Operating, investing and financing activities. Net cash used in operating, investing and financing activities was $3,362,000 for the nine months ended September 30, 2007. Net cash provided by operating, investing and financing activities was $5,569,000 for the twelve months ended December 31, 2006.
Quantitative and Qualitative Disclosures About Market Risk
Foreign Exchange Rate Sensitivity
     Hong Kong Health Care is exposed to cash flow and earnings fluctuations resulting from foreign exchange rate variation because its operations are in the PRC. This exposure arises from the translation of financial statements from RMB, the functional currency of the PRC, into United States dollars, or USD, the reporting currency. Any devaluation of the RMB could adversely affect Hong Kong Health Care in foreign currency terms because it will receive substantially all of its revenues in RMB. Fluctuations in exchange rates also could adversely affect the value, translated or converted into United States dollars, of its net assets, earnings and any declared dividends. In addition, a devaluation of the RMB is likely to increase the portion of its cash flow required to satisfy any foreign currency denominated obligations.
Interest Rate Sensitivity
     Hong Kong Health Care invests in high-quality financial instruments, which we believe are subject to limited credit risk. Hong Kong Health Care currently does not hedge interest rate exposure. Due to the short-term nature of its investments, Hong Kong Health Care does not believe that they have any material exposure to interest rate risk arising from our investments.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BEIJING MED-PHARM CORPORATION
     The following table sets forth selected historical consolidated financial data of Beijing Med-Pharm for the periods ended and as of dates indicated, the historical results are not necessarily indicative of results to be expected for future periods. You should read the following data in conjunction with the information and consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 incorporated by reference into this proxy statement.
     Statement of Operations Data

						Nine months
						ended
(amounts in thousands,	Year Ended December 31,					September 30,
except per share data)	2006	2005	2004	2003	2002	2007	2006
Net revenues	$24,258	$4,179	$209	$933	$1,009	$21,845	$17,020

Cost of sales	23,700	4,980	318	665	799	20,330	16,457

Gross Margin (loss)	558	(801)	(109)	268	210	1,515	563

Operating expenses:
Sales and marketing expenses	1,300	407	63	36	69	1,134	885
General and administrative expenses	5,826	4,406	2,201	218	252	5,828	4,056

Bad Debt Expenses	—	—	—	7	59	20	407
Loss on disposal of assets	364	—	—	—	—	—	—

Total operating expenses	7,490	4,813	2,264	261	380	6,982	5,348

Loss from operations	(6,932)	(5,614)	(2,373)	7	(170)	(5,467)	(4,785)
Interest income (expense), net	102	(37)	71	—	(8)	351	73

Other income	34	7	—	—	—	71	42
Provision for income taxes	—	(80)	—	(2)	(4)	—	(34)

Net income (loss) applicable to common stockholders	$(6,796)	$(5,724)	$(2,302)	$5	$(182)	$(5,045)	$(4,704)

Basic and diluted net income (loss) per common share	$(0.30)	$(0.31)	$(0.16)	$0.00	$(0.02)	$(0.19)	$(0.21)

Weighted average diluted common shares outstanding*	22,864	18,569	14,743	7,808	7,808	27,247	22,612

*	The Company calculates diluted earnings per share based on the weighted-average number of outstanding common shares plus the effect of dilutive stock options and warrants. Common stock equivalents have been excluded from the diluted per share calculations as of September 30, 2007 and December 31, 2006 as their inclusion would have been anti-dilutive.

Balance Sheet Data

	Year Ended December 31,					At September 30,
(in thousands)	2006	2005	2004	2003	2002	2007	2006
Cash and cash equivalents	$15,331	$6,906	$6,268	$56	$89	$34,417	$3,794

Total assets	27,517	16,677	7,553	105	124	56,527	15,359

Total liabilities	8,957	9,278	795	133	157	10,263	9,382
Total stockholders equity (deficit)	$18,560	$7,399	$6,758	$(29)	$(33)	$46,264	$5,978

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF BEIJING
MED-PHARM CORPORATION (POST-ACQUISITION)
     This unaudited pro forma condensed consolidated selected information set forth below is included for illustration purposes only. It does not necessarily indicate what the operating results or financial position of the combined Beijing Med Pharm/Hong Kong Health Care would have been if the acquisition had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results of financial position of the combined company will be. You should read this unaudited pro forma condensed consolidated selected financial information in conjunction with the unaudited pro forma condensed consolidated financial statements of the combined company and notes thereto contained in on our Current Report on Form 8-K/A filed with the SEC on January 16, 2008 and incorporated by reference into this proxy statement. This unaudited pro forma condensed consolidated selected financial information does not reflect any adjustments to conform to accounting practices or any cost savings or other synergies which may result from the acquisition or any future acquisition-related expenses. For a discussion of the assumptions made in the preparation of this selected unaudited pro forma condensed consolidated financial data, see unaudited pro forma condensed consolidated financial statements of the combined company and notes thereto contained in on our Current Report on Form 8-K/A filed with the SEC on January 16, 2008 and incorporated by reference into this proxy statement. The unaudited pro forma results of operations data gives effect to the acquisition as if it occurred on January 1, 2006. The unaudited pro forma balance sheet data gives effect to the acquisition as if it had occurred on September 30, 2007.
     Combined statement of operations data

	Nine Months ended	Year ended
	September 30, 2007	December 31, 2006
(in thousands except per share data)	(unaudited)
Revenue	$51,301	$60,133
Gross profit	22,635	25,650
Operating income	1,118	970
Net income	(1,438)	(1,222)

Basic and Diluted loss per share	$(0.04)	$(0.04)
     Combined balance sheet data

At September 30, 2007
(in thousands):	(unaudited)
Working capital	$14,187
Total assets	192,225
Long-term liabilities	11,635
Total liabilities	51,225
Shareholders’ equity	141,000

COMPARATIVE PER SHARE DATA
     The following table sets forth (i) the historical (loss) income from continuing operations per share, the historical book value per share and cash dividends per share of Beijing Med Pharm’s common stock, (ii) the historical income from continuing operations per share, the historical book value per share and cash dividends per share of Hong Kong Health Care common stock, (iii) the unaudited pro forma (loss) income per common share and the unaudited pro forma book value and cash dividends data of Beijing Med Pharm’s common stock after giving effect to the acquisition of 100% of Hong Kong Health Care as if it had occurred at the beginning of the period and (iv) the Hong Kong Health Care unaudited pro forma equivalent income per share and unaudited pro forma book value and cash dividends per share. The information presented in this table has been prepared in accordance with GAAP and should be read in conjunction with the unaudited pro forma condensed consolidated financial statement of the combined company and the notes thereto and the separate financial statements of Beijing Med Pharm and Hong Kong Health Care and the notes thereto incorporated by reference into this proxy statement.

	Historical		Pro Forma
				Hong Kong
	Beijing Med	Hong Kong		Health Care
	Pharm	Health Care	Combined	Equivalent
	(audited)	(unaudited)	(unaudited)	(unaudited)
Income (loss) from continuing operations per share

For the nine months ended September 30, 2007	$(0.19)	$0.24	$(0.04)	$(0.02)

For the year ended December 31, 2006	$(0.30)	$0.35	$(0.04)	$(0.01)

Book Value Per Share

September 30, 2007	$1.70	$1.02	$3.69	$1.48

December 31, 2006	$0.81	$0.67	$3.09	$1.23

Cash dividends Per Share

For the nine months ended September 30, 2007	—	$0.07	$0.00	$0.00

For the year ended December 31, 2006	—	$0.11	$0.00	$0.00

RISK FACTORS RELATING TO THE HONG KONG HEALTH CARE AND SUNSTONE ACQUISITION
     In considering whether to approve Proposal 1 relating to our issuance of shares to Han Zhiqiang and Tong Zhijun pursuant to the terms of the September Purchase Agreement and Proposal 2 relating to our change of corporate name, each upon the consummation of our acquisition of 51% of the issued share capital in Hong Kong Health Care, you should consider carefully the risks we have described above in “Note Regarding Forward Looking-Statements”, risks we have described in our Annual Report on Form 10-K for the year ended December 31, 2006 and other documents filed by us with the SEC, and the additional risks described below. In addition to these risks, which may be magnified by the fact that many of the business risks faced by Hong Kong Health Care and Sunstone are the same as or similar to the risks faced by us, we will be faced, post-acquisition, with other risks as result of the combination of our companies.
The value of the shares of the Company’s Common Stock to be paid by us to Han Zhiqiang and Tong Zhijun will depend on the market price of our Common Stock on the date the acquisition of 51% of the issued share capital in Hong Kong Health Care is completed.
     Under the terms of the September Purchase Agreement, we will issue 4,000,000 shares of our Common Stock to Han Zhiqiang and 4,000,000 shares of our Common Stock to Tong Zhijun as consideration. Both the aggregate value and the per share value of the acquisition consideration to be received by the Sellers depends upon the market price of our Common Stock on the date the acquisition of 51% of the issued share capital in Hong Kong Health Care is completed. As a result, because the market price of our Common Stock varies on a daily basis, we will not know the actual value of the aggregate acquisition consideration to be paid by us until the date the acquisition is completed.
     The market price of our Common Stock on the date the acquisition is completed could be higher than the market price of our Common Stock on September 27, 2007, the last trading day prior to both the execution and the announcement of the September Purchase Agreement. You are urged to obtain a current market quotation for our Common Stock prior to voting on our issuance of Common Stock to the Sellers in the acquisition, which could result in a lower or higher aggregate acquisition value payable to the Sellers than presented in this proxy statement.
A substantial number of shares will be eligible for future sale by Han Zhiqiang and Tong Zhijun and the sale of those shares could adversely affect our stock price.
     Pursuant to the terms of the September Purchase Agreement, within eighteen months of the closing of the acquisition of 51% of the issued share capital in Hong Kong Health Care, the Company will prepare and file with the SEC a registration statement to enable the resale of the 8,000,000 shares of our Common Stock issued to the Sellers from time to time through Nasdaq or in privately-negotiated transactions, and shall use its reasonable efforts to cause such registration statement to become effective.
     Once that registration statement becomes effective, all of those 8,000,000 shares will become eligible for immediate public sale, which could adversely affect the public market for our Common Stock if a significant portion of these shares were to be offered for sale at any given time and therefore affect the value of any of our shares that you may own. Although the Sellers will be subject to time-based restrictions on transferring the shares as described in “Acquisition of Hong Kong Health Care and Sunstone – Description of September Purchase Agreement – Consideration” and will be subject to a right of first offer by the Company as described in “Acquisition of Hong Kong Health Care and Sunstone – Description of September Purchase Agreement – Right of First Offer”, such protections may not be effective in limiting the sale of the 8,000,000 shares. Any of such sales could cause a significant decline in the market price for our Common Stock.
The acquisition of 51% of the issued share capital in Hong Kong Health Care may go forward even if Hong Kong Health Care or Sunstone experiences a material adverse change.
     Although we have the right to terminate the September Purchase Agreement, if Hong Kong Health Care or Sunstone experiences any change, event or effect that individually or collectively have or is reasonably expected to have a material adverse effect on the value of the 51% of the issued share capital in Hong Kong Health Care, the business, results of operations, assets, financial condition, development prospect of Hong Kong Health Care or Sunstone or the transactions contemplated by the September Purchase Agreement, we may elect to proceed with the acquisition despite such a material adverse change, and may do so without soliciting the approval of our shareholders. If Hong Kong Health Care or Sunstone suffers a material adverse change but we still complete the acquisition, you will not have an opportunity to vote on that waiver and neither we nor our shareholders will have the benefit, if any, of the condition waived.
If the Company, Hong Kong Health Care and Sunstone are not able to integrate their combined operations into a cohesive operating unit in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be adversely affected.
     The success of the acquisition will depend, in part, on our ability to realize the anticipated revenue enhancements, growth opportunities and synergies of combining the operations of Hong Kong Health Care and Sunstone with ours and our ability to effectively utilize the additional resources we will have following the acquisition. The acquisition involves risks related to the integration and management of acquired technology and operations and personnel. The integration of the operations of the Company, Hong Kong Health Care and Sunstone will be a complex, time-consuming and potentially expensive process and may disrupt the combined company’s business if not completed in a timely and efficient manner. During such process, difficulties may be encountered by the combined company in connection with, or as a result of, the following:
•	the integration of administrative, financial and operating resources and the coordination of marketing and sales efforts;

•	the diversion of management’s attention from other ongoing business concerns; and

•	potential conflicts between business cultures.
     This integration may be especially difficult and unpredictable because our executive headquarters are based in Pennsylvania, and all of Hong Kong Health Care and Sunstone’s operations are based in the PRC. We may not succeed in integrating Hong Kong Health Care and Sunstone’s business with our own. If we fail to successfully integrate our businesses and/or fail to realize the intended benefits of the acquisition, our business would be adversely impacted and the market price of our Common Stock could decline. To achieve the anticipated benefits of the acquisition, we will need to, among other things:
•	demonstrate to vendors, suppliers and customers that the acquisition will not result in adverse changes to customer service standards or business focus; and

•	effectively control the progress of the integration process and the associated costs.
     Our assessment of the potential synergies and cost savings is preliminary and subject to change. We may need to incur additional costs to realize the potential synergies and cost savings, and there can be no assurance that such costs will not be material.
Acquisition related accounting impairment and amortization charges may delay and reduce the combined company’s profitability.
          The acquisition of the 51% of the issued share capital in Hong Kong Health Care will be accounted for under the purchase method of accounting. Accordingly, under generally accepted accounting principles, the acquired assets and assumed liabilities of Hong Kong Health Care and Sunstone will be recorded on our books post-acquisition at their fair values at the date the acquisition is completed. Any excess of the value of the consideration paid by us at the date the acquisition is completed over the fair value of the identifiable tangible and intangible assets of Hong Kong Health Care and Sunstone will be treated as excess of purchase price over the fair value of net assets acquired (commonly known as goodwill). Under current accounting standards, intangible assets will be amortized to expense over their estimated useful lives, which will affect our post-acquisition profitability over several years beginning in the period in which the acquisition is completed. In addition, goodwill will be tested on an annual basis for impairment, which may result in additional accounting impairment charges.

The integration of Hong Kong Health Care and Sunstone with our existing business will make substantial demands on our resources, which could divert needed attention away from our other operations.
          Our integration of Hong Kong Health Care and Sunstone with our existing business will make substantial demands on our management, operational resources and financial and internal control systems. Our future operating results will depend in part on our ability to continue to implement and improve our operating and financial controls. The devotion of management’s time to the integration of Hong Kong Health Care and Sunstone with our business may limit the time available to management to attend to other operational, financial and strategic issues of our company. If our post-acquisition management focuses too much time, money and effort on the integration of the Company, Hong Kong Health Care and Sunstone’s operations and assets, they may not be able to execute the combined company’s overall business strategy or realize the anticipated benefits of the acquisition.
If the conditions to the closing of the acquisition are not met, the acquisition will not occur, which could cause our stock price to decline and harm our business.
     Specified conditions must be satisfied or waived before the acquisition can be completed, including, without limitation, our obtainment of the requisite approval from the Company’s shareholders with respect to our proposed issuance of 8,000,000 shares of Common Stock in the acquisition and our change of corporate name. These conditions are summarized in the section in this proxy statement entitled “Acquisition of Hong Kong Health Care and Sunstone – Description of September Purchase Agreement – Conditions to Closing” and are described in detail in the September Purchase Agreement. We cannot assure you that each of the conditions will be satisfied.
     If the conditions are not satisfied in a timely manner or waived, the transaction will not occur or will be delayed and we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. In addition, if the acquisition is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the acquisition will be completed.
The acquisition will result in significant costs to us, whether or not it is completed, which could result in a reduction in our income and cash flows.
     We will be required to pay our costs related to the acquisition even if the acquisition is not completed, such as amounts payable to legal and financial advisors and independent accountants, and such costs will be significant. All of these costs will be incurred whether or not the transaction is completed. In addition, if the September Purchase Agreement, is terminated because we fail to obtain the requisite shareholder approval for each of Proposal 1 and Proposal 2, we may be required to indemnify the direct and actual losses of the Sellers. Incurring these expenses will cause a reduction in our income and cash flows.
You will experience immediate and substantial dilution as a result of this transaction.
     Under the terms of the September Purchase Agreement, we will issue 4,000,0000 shares of our Common Stock to Han Zhiqiang and 4,000,0000 shares of our Common Stock to Tong Zhijun in the acquisition transaction in consideration for 51% of the issued share capital in Hong Kong Health Care, as a result of which each of Han Zhiqiang and Tong Zhijun will own approximately 10.2% of the outstanding shares of our Common Stock. While following the acquisition, the shares owned by our shareholders will each represent a piece of a much larger company, our issuance of the 8,000,000 shares to the Sellers will result in substantial dilution to our existing shareholders in terms of their ownership percentages.
We could be exposed to unknown liabilities of Hong Kong Health Care and Sunstone, which could cause us to incur substantial financial obligations and harm our business.
     If there are liabilities of Hong Kong Health Care and Sunstone of which we are not aware, in all likelihood, we would assume these liabilities and may have little or no recourse against the Sellers. If we were to discover that there were intentional misrepresentations made to us by the Sellers, or their representatives, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the September Purchase Agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could adversely affect our financial condition and harm our business.

Sales of Sunstone products could decline or be inhibited if customer relationships are disrupted by the acquisition, which would harm our business.
     The acquisition may have the effect of disrupting relationships between Sunstone and its customers. Sunstone’s customers or potential customers may delay or alter buying patterns during the pendency of and following the acquisition transaction. Customers may defer purchasing decisions as they evaluate the likelihood of successful completion of the acquisition. These customers or potential customers may instead increase their purchase of competing products relative to products purchased from Sunstone. Any significant delay or reduction in orders for Sunstone’s products could cause our sales to decline following the acquisition, which could cause our operating results to be lower than expected. This could harm our business and cause a decline in our stock price.
Sales of Sunstone products could decline or be inhibited if supplier relationships are disrupted by the acquisition, which would harm our business.
     The acquisition may have the effect of disrupting relationships between Sunstone and its suppliers. Sunstone’s suppliers may delay or alter delivery patterns during the pendency of and following the acquisition transaction. Suppliers may delay production orders and shipments as they evaluate the likelihood of successful completion of the acquisition. Any significant delay or reduction in deliveries of Sunstone’s products could disrupt our relationships with our customers and cause our sales to decline following the acquisition, which could cause our operating results to be lower than expected. This could harm our business and cause a decline in our stock price.
Following the acquisition, Han Zhiqiang and Tong Zhijun could potentially have significant influence over the management and direction of the Company.
     Han Zhiqiang and Tong Zhijun will hold, in aggregate, approximately 20.4% of the outstanding shares of our Common Stock following the acquisition. As a result, our existing shareholders will not exert the same degree of voting power with respect to the combined company that they did with our Company before the consummation of the acquisition transaction. In addition, Han Zhiqiang and Tong Zhijun will each be nominated for election to our new nine member board of directors upon the closing of the acquisition. As a result, Han Zhiqiang and Tong Zhijun could potentially have significant influence over the management and direction of our business.
The combined company’s failure to retain current key employees and attract additional qualified personnel could prevent it from implementing its business strategy or operating its business effectively and from achieving the full benefits of the acquisition.
     In addition to the abilities and continued services of our current executive management team, the combined company’s success depends in large part on the abilities and continued service of each of the current executives of Hong Kong Health Care and Sunstone, as well as other key employees of the Company, Hong Kong Health Care and Sunstone upon completion of the acquisition. Although we have employment agreements in place with each of our current executive officers and intend to enter into employment agreements with Han Zhiqiang, the combined company may not be able to retain the services of these individuals and the loss of their services, in the absence of adequate replacements, would harm the combined company’s ability to implement its business strategy and operate its business effectively.
     In addition, in order to support the combined company’s continued growth, we will be required to effectively recruit, develop and retain additional qualified management. If we are unable to attract and retain additional necessary personnel, it could delay or hinder the combined company’s plans for growth. Competition for such personnel is intense, and there can be no assurance that the combined company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract necessary personnel could prevent the combined company from achieving the full benefits of the acquisition and executing its planned growth strategy.
Competition for sales to pharmaceutical distributors in the PRC is intense.
     Hong Kong Health Care sells its products to approximately 350 pharmaceutical distributors in the PRC. Sales to distributors account for substantially all of Hong Kong Health Care’s revenues. Hong Kong Health Care does not have distribution agreements longer than two years and competes for desired distributors with other pharmaceutical manufacturers. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time-consuming. Any disruption of Hong Kong Health Care’s distribution network, including its failure to renew its existing distribution agreements with desired distributors, could negatively affect its ability to effectively sell its products and could materially and adversely affect its business, financial condition and results of operations.
Product sales by Hong Kong Health Care are concentrated in a limited number of products.
     Hong Kong Health Care derives a substantial portion of its revenue from the sales of Pediatric Paracetamol and Amantadine Hydrochloride Granules, Xiao’er Huatan Zhike Granules, Xiao’er Kechuan Ling Oral Solution, Jianer Xiahoshi Oral Solution, and Compound Zedoary Turmeric Oil. Sales of these products accounted for 86% and 87% of Hong Kong Health Care’s total revenues for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, respectively. As Hong Kong Health Care expects sales of these products to continue to comprise a substantial portion of total revenues in the future, any factors adversely affecting the sales of any of these products will have a material adverse effect on Hong Kong Health Care’s business, financial condition and results of operations.
Hong Kong Health Care purchases raw materials from a limited number of suppliers.
     Hong Kong Health Care purchases raw materials from a limited number of suppliers. Management of Hong Kong Health Care believes that other suppliers could provide similar raw materials on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.
Certain medical products sold in the PRC are subject to retail price controls in the form of fixed prices or price ceilings.
     Certain medical products sold in the PRC, primarily those included in the PRC’s published Medical Insurance Catalogue and those pharmaceuticals whose production or trading are deemed to constitute monopolies by the PRC government, are subject to retail price controls in the form of fixed prices or price ceilings. The fixed prices or the price ceilings of such medicines are published by the national and provincial price administration authorities from time to time. Although Hong Kong Health Care only sells its products through distributors, the controls over retail prices could have a corresponding effect on the wholesale prices. The prices of medicines that are not subject to price controls are determined freely at the discretion of the respective pharmaceutical companies, subject, in certain cases, to notification to the provincial pricing authorities. Certain of Hong Kong Health Care’s products are subject to price controls and accordingly, the price of such products could not be increased at Hong Kong Health Care’s discretion above the relevant controlled price ceiling without prior governmental approval. In addition, the price of such products may also be adjusted downward by the relevant government authorities in the future. Such price controls, especially downward price adjustment, may negatively affect Hong Kong Health Care’s revenue and profitability.

PROPOSAL 1
APPROVAL OF THE ISSUANCE AND SALE OF COMMON STOCK
     The Board of Directors has unanimously approved, and recommended to the stockholders to approve, the issuance and sale of 8,000,000 shares of our Common Stock to Han Zhiqiang and Tong Zhijun in exchange for a 51% interest in Hong Kong Fly International Health Care Limited, a Hong Kong corporation that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd.. The Board of Directors has determined that this issuance and sale of 8,000,000 shares of our Common Stock is advisable and should be approved by the stockholders.
     Reason for Stockholder Approval
     Our shares of Common Stock are currently listed on The Nasdaq Global Market (“Nasdaq”). Nasdaq rules governing issuers whose shares are listed on Nasdaq require stockholder approval prior to certain issuances of securities.
     Nasdaq’s Marketplace Rule 4350(i)(1)(B) requires that an issuer obtain stockholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of the issuer. Nasdaq considers a change of control to have occurred if, following one or more transactions in which an investor (or group of investors) acquires an issuer’s securities, the investor (or group of investors) owns, or has the right to acquire, 20% or more of the outstanding equity securities of the issuer unless there is another shareholder or group of shareholders unaffiliated with the investor that has a larger interest than the investor. In order to comply with Rule 4350(i)(1)(B), our stockholders must approve the issuance and sale of the 8,000,000 shares of our Common Stock to the Sellers before we can issue these shares of Common Stock. Stockholders should note that the change of control definition under Nasdaq interpretations only applies with respect to Nasdaq rules and, notwithstanding those rules and interpretations, we do not deem the issuance and sale of Common Stock to the Sellers to be an actual change of control.
     In addition, Nasdaq’s Marketplace Rule 4350(i)(1)(C) requires that an issuer obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if where, due to the present or potential issuance of common stock of the issuer, (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the common stock. In order to comply with Rule 4350(i)(1)(C), our stockholders must approve the issuance and sale of the 8,000,000 shares of our Common Stock to the Sellers before we can issue these shares of Common Stock.
     As of January 28, 2008, the record date, the 8,000,000 shares of our Common Stock to be issued to the Sellers would increase our outstanding shares by 8,000,000 and would result in the Sellers owning 10.2% of the outstanding shares of our Common Stock, excluding:
•	2,866,147 shares of our Common Stock subject to options outstanding as of the record date having a weighted average exercise price of $14.20 per share, of which options to purchase 1,549,295 shares were fully vested and exercisable;

•	2,040,000 shares of our Common Stock that have been reserved for issuance in connection with future grants under our stock option plans as of the record date; and

•	1,975,692 shares of our Common Stock that have been reserved for issuance upon exercise of outstanding warrants as of the record date, all such warrants having a weighted average exercise price of $9.96 per share.
     Value of the shares to be issued
     The value of the shares to be issued by us to Han Zhiqiang and Tong Zhijun will be subject to change with the fluctuation of the trading price of our Common Stock on the Nasdaq Global Select Market. For instance, as of September 27, 2007, the last trading day prior to our execution of the Sale and Purchase Agreement on September 28, 2007 and our announcement of the pending acquisition of 51% of the issued share capital in Hong Kong Health Care on September 28, 2007, the closing price of our Common Stock was $11.65 per share, making the aggregate market value of the shares to be issued to Han Zhiqiang and Tong Zhijun equal to $93.2 million at the close of business on that date, while, as of the record date, the closing price of our Common Stock was $[     ] per share, making the market value of the shares to be issued to Han Zhiqiang and Tong Zhijun equal to $[      ] million at the close of business on the record date.
     We do not intend to modify the number of shares to be issued to Han Zhiqiang and Tong Zhijun based on changes to the price of our Common Stock between the date of the September Purchase Agreement, (or the record date) and the closing of the acquisition of the 51% of the issued share capital in Hong Kong Health Care. The number of shares of our Common Stock to be issued to Han Zhiqiang and Tong Zhijun was determined through negotiations between the Company and the Sellers and reflects the determination of our board of directors and the Sellers of the relative long-term worth of the Company before and after the acquisition of Hong Kong Health Care and Sunstone, which long-term worth may not be reflected, or which may be inappropriately adjusted by, fluctuations in our stock price.
     Per share market price information
     Our Common Stock trades on The Nasdaq Global Market under the symbol “BJGP.” Since June 7, 2007, our Common Stock has been traded on The Nasdaq Global Market and from August 10, 2006 to June 6, 2007, our Common Stock was traded on The Nasdaq Capital Market. From February 22, 2006 to August 9, 2006, our Common Stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our Common Stock was quoted on the Pink Sheets under the symbol “BJGP.PK.”
     On January 28, 2008, there were [ ] holders of record of our Common Stock. The last reported sales price of our Common Stock on The Nasdaq Global Market on January 28, 2008 was $[ ] per share. You are urged to obtain current market quotations for our Common Stock.
     The following table sets forth, for the periods indicated, the high and low intraday sale and bid prices per share of our Common Stock as reported by The Nasdaq Global Market, The Nasdaq Capital Market, Over-the-Counter Bulletin Board and the Pink Sheets, as applicable. These prices do not include retail markups, markdowns or commissions.

	High		Low
2008
First Quarter (through January 28, 2008)	$	[ ]	$	[ ]
2007
Fourth Quarter		$13.40		$9.06
Third Quarter		12.26		8.04
Second Quarter		11.62		7.07
First Quarter		9.75		6.13
2006
Fourth Quarter		$6.98		$4.05
Third Quarter		6.00		3.45
Second Quarter		5.00		4.02
First Quarter		5.05		3.20
     Information with respect to the market price of the equity interests of Hong Kong Health Care and Sunstone is not provided because there is no established trading market for shares of common stock of Hong Kong Health Care and Sunstone.
     Distribution of our Common Stock among our shareholders following the proposed share issuance
     As of the record date, non-affiliates owned [     ]% and affiliates (our officers, directors and five percent or greater shareholders) owned [     ]% of the outstanding share of our Common Stock. Based on those ownership percentages, immediately following our acquisition of 51% of the issued share capital in Hong Kong Health Care and our issuance of the 8,000,000 shares of our Common Stock to the Sellers, the same non-affiliates would own [     ]%, the same affiliates would own [     ]% and the Sellers would own an aggregate of [     ]% (making each of the Sellers an affiliate as well) of the outstanding shares of our Common Stock. As a result, the total ownership of shares of our Common Stock by affiliates following the acquisition would be increased to [     ]%. For additional information regarding ownership of shares of our Common Stock, see the section in this proxy statement entitled Security Ownership of Certain Beneficial Owners and Management (Pre- and Post-Acquisition)” commencing on page [     ].

     Dissenters Rights
     No dissenters rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or by-laws to any stockholder who dissents from this Proposal 1.
     Consequences if this Proposal is not approved
     Pursuant to Nasdaq Rule 4350, we must obtain shareholder approval of our issuance of the 8,000,000 shares of our Common Stock to the Sellers prior to such issuance and, pursuant to the terms of the September Purchase Agreement, we must obtain such approval as a condition to the closing of our acquisition of 51% of the issued share capital in Hong Kong Health Care. In addition to this Proposal 1, shareholder approval of Proposal 2 is also a condition in the September Purchase Agreement, to the Closing of the acquisition. Consequently, if either this Proposal 1 or Proposal 2 is not approved, we will not be able to complete the acquisition on the terms currently contemplated by the September Purchase Agreement. Shareholder approval of one proposal and not the other proposal is not enough. However, even if either this Proposal 1 or Proposal 2 is not approved, we will remain a holder of 49% of the issued share capital in Hong Kong Health Care completed pursuant to the July Purchase Agreement.
     In addition, if the Sale and Purchase Agreement, dated September 28, 2007, is terminated because we fail to obtain the requisite shareholder approval for each of Proposal 1 and Proposal 2, we may be required to indemnify the direct and actual losses of the Sellers.
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ISSUANCE AND SALE OF 8,000,000 SHARES OF OUR COMMON STOCK TO THE SELLERS. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.
     Vote Required
     Under applicable Delaware law, the affirmative vote of a majority of the shares of Company’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for approval of the issuance and sale of 8,000,000 shares of our Common Stock to the Sellers.
Our board of directors unanimously recommends a vote FOR Proposal 1.

PROPOSAL 2
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF
THE COMPANY FROM “BEIJING MED-PHARM CORPORATION” TO “BEIJING MED-PHARM
SUNSTONE CORPORATION”
     General
     The Board of Directors has unanimously approved, and recommended to the stockholders to approve, an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Beijing Med-Pharm Corporation to “Beijing Med-Pharm Sunstone Corporation”. The Board of Directors has determined that this amendment is advisable and should be adopted by the stockholders.
     Purposes and Effects of the Proposal
     The Board of Directors has determined that it is in the best interests of the Company to change its name to “Beijing Med-Pharm Sunstone Corporation”. Pursuant to the September Purchase Agreement, the Company agreed to purchase the remaining 51% of the issued share capital in Hong Kong Health Care, which would result in Hong Kong Health Care becoming a wholly-owned subsidiary of the Company. As noted in Proposal 1 above, Sunstone is a wholly-owned subsidiary of Hong Kong Health Care. One of the conditions to closing the transactions contemplated by the September Purchase Agreement is that the Company changes its name to “Beijing Med-Pharm Sunstone Corporation”.
     Following approval of Proposal 1 and the Closing of the September Purchase Agreement, the Board of Directors believes that the name “Beijing Med-Pharm Sunstone Corporation” will better identify the Company and its subsidiaries in the PRC, its primary operating market. The change of the Company’s name will not affect, in any way, the validity or transferability of currently outstanding stock certificates, nor will the Company’s stockholders be required to surrender or exchange any stock certificates that they currently hold as a result of the name change. In addition, if the Company’s name change is approved at the Special Meeting of Stockholders, the Company will retain its current Nasdaq trading symbol of “BJGP.”
     Subject to stockholder approval of Proposal 2, Article I of the Company’s Certificate of Incorporation would be amended to read as follows:
“The name of the Corporation is Beijing Med-Pharm Sunstone Corporation.”
      If the proposed amendment to our Certificate of Incorporation as outlined in Proposal 2 is approved by the stockholders, the Board of Directors will cause a Certificate of Amendment to our Certificate of Incorporation reflecting the amendment(s) adopted to be filed with the Secretary of State of Delaware, and such Certificate of Amendment will be effective upon its filing. Such Certificate of Amendment shall be in the form attached hereto as Appendix A (the “Certificate of Amendment”). Please note that the Certificate of Amendment attached hereto as Appendix A assumes that all proposals in this proxy statement will be adopted by stockholders. If the stockholders do not adopt this Proposal, the language in the Certificate of Amendment reflecting this Proposal will not be included in the Certificate of Amendment when filed with the Secretary of State of Delaware.
     Dissenters Rights
     No dissenters rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or by-laws to any stockholder who dissents from this Proposal 2.
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM BEIJING MED-PHARM CORPORATION TO “BEIJING MED-PHARM SUNSTONE CORPORATION”. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     Vote Required
     Under applicable Delaware law, the affirmative vote of a majority of the outstanding shares of Company’s Common Stock entitled to vote at the Special Meeting is required for approval of the proposed amendment to the Company’s Certificate of Incorporation to change the name of the Company from Beijing Med-Pharm Corporation to “Beijing Med-Pharm Sunstone Corporation”.
Our board of directors unanimously recommends a vote FOR Proposal 2.

PROPOSAL 3
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK TO 75,000,000 SHARES
     General
     The Board of Directors has unanimously approved, and recommended to the stockholders to approve, an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 shares to 75,000,000 shares. The Board of Directors has determined that this amendment is advisable and should be adopted by the stockholders.
     Purposes and Effects of the Proposal
     The proposed increase in authorized Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares of Common Stock is available for general corporate needs and to provide the Board of Directors with the necessary flexibility to issue Common Stock in connection with acquisitions, merger transactions, financings, stock splits and stock dividends, and employee, executive and director benefits plans without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate of Incorporation at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which our securities may then be listed. Moreover, pursuant to the various agreements, the Company has agreed to reserve an amount of Common Stock issuable upon conversion of options, warrants and other securities. The Company expects to need to reserve additional shares of Common Stock in the future for similar purposes.
      Importantly, because the Company has historically operated at a loss and its cash flows have been insufficient to support its working capital requirements, the additional authorized shares of Common Stock will allow the Company to conduct public offerings and private placements of equity to finance its operations.
     Subject to approval by the stockholders of Proposal 1 above, the 8,000,000 shares of Common Stock to be issued under the September Purchase Agreement will not require that the Company increase the authorized number of shares of Common Stock of the Company. But the issuance of these 8,000,000 shares of Common Stock will significantly reduce the number of shares of Common Stock available for future issuance by the Company.
     When issued, any additional shares of Common Stock authorized by the amendment will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when such shares are issued.
      Except as disclosed above, the Company does not presently have any definitive plans, arrangements or understandings with respect to the issuance of any of the remaining newly authorized shares of Common Stock; however, as stated above, the proposed increase in the Common Stock the Company is authorized to issue has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares of Common Stock is available for general corporate needs and to provide the Board of Directors with the necessary flexibility to issue Common Stock in connection with public offerings and private placements of equity securities, acquisitions, merger transactions or financings without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate of Incorporation at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which our securities may then be listed. As stated above, such shares would be available for issuance without further action by the stockholders, unless required by applicable law.
      Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. Such additional shares could be issued by the Board of Directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company. The increase in the authorized shares of Common Stock has not, however, been proposed for an anti-takeover-related purpose and we have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our Common Stock. This Proposal 3 is not part of any plan by the Company to adopt a series of amendments to its Certificate of Incorporation or by-laws so as to render the takeover of the Company more difficult. Moreover, we are not submitting this Proposal 3 to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on the Board of Directors.
      The issuance of additional shares of Common Stock may furthermore, depending upon the circumstances under which such shares are issued, reduce stockholders’ equity per share and may reduce the percentage ownership of Common Stock by existing stockholders. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.
      Subject to stockholder approval of Proposal 3, Article IV of the Company’s Certificate of Incorporation would be amended and restated in its entirety to read as follows:
     “The aggregate number of shares of capital stock which the Corporation shall have authority to issue is ninety five million (95,000,000), seventy five million (75,000,000) of which shall be shares of Common Stock, par value ($0.001) per share (the “Common Stock”), and twenty million (20,000,000) of which shall be preferred stock, par value $0.001 per share (the “Preferred Stock”). The holders of the Preferred Stock shall be entitled to such rights, powers, designations and preferences as may be approved from time to time by the Board of Directors of the Corporation as set forth in a Certificate of Designation filed pursuant to the Delaware General Corporation Law. The authority to approve such rights, powers, designations and preferences of the Preferred Stock is expressly vested in the Board of Directors of the Corporation.
     A. Voting Rights. The holders of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the By-Laws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law on all matters submitted to a vote at any meeting of the stockholders.
     B. Dividend Rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.”
     If the proposed amendment to our Certificate of Incorporation as outlined in Proposal 3 is approved by the stockholders, the Board of Directors will cause the Certificate of Amendment reflecting the adopted amendment to be filed with the Secretary of State of Delaware. The Certificate of Amendment will be effective upon its filing. If the stockholders do not adopt this Proposal, the language in the Certificate of Amendment reflecting this Proposal will not be included in the Certificate of Amendment when filed with the Secretary of State of Delaware.
     Dissenters Rights
     No dissenters rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or by-laws to any stockholder who dissents from this Proposal 3.
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK, PAR VALUE $0.001, FROM 50,000,000 TO 75,000,000. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     Vote Required
     Under applicable Delaware law, the affirmative vote of a majority of the outstanding shares of Company’s Common Stock entitled to vote at the Special Meeting is required for approval of the proposed amendment to the Company’s Certificate of Incorporation to increase the authorized shares of the Company’s Common Stock, par value $0.001 from 50,000,000 to 75,000,000.
Our board of directors unanimously recommends a vote FOR Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(PRE- AND POST-ACQUISITION)
     The following table sets forth information known by us with respect to the beneficial ownership of our Common Stock as of the record date, both on an actual basis and as adjusted to give pro forma effect to the closing of the acquisition of the 51% of the issued share capital in Hong Kong Health Care, for each of the following persons and based on information obtained from such persons:
•	our Chief Executive Officer;

•	our other Named Executive Officer set forth in the Summary Compensation Table;

•	each of our directors, including those to be nominated for election upon the closing of the acquisition of the 51% of the issued share capital in Hong Kong Health Care;

•	each person known by us to beneficially own more than 5% of our Common Stock; and

•	all of our directors and executive officers as a group.
     The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the record date through the exercise of any warrant, stock option or other right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock underlying options and warrants that are exercisable within 60 days of the record date are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. The following table is based on 31,297,922 shares of our Common Stock outstanding as of the record date on an actual basis and on 39,297,922 shares of our Common Stock outstanding as of the record date as adjusted to give pro forma effect to the closing of the acquisition of the 51% of the issued share capital in Hong Kong Health Care (assuming that the 8,000,000 shares of the Company’s Common Stock were issued as of the record date to Han Zhiqiang and Tong Zhijun). Unless otherwise indicated, the address of all individuals and entities listed below is Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462.

	Number of shares of Common		Percent of shares of Common
	Stock Beneficially Owned		Stock Beneficially Owned
	Pre-	Post-	Pre-	Post-
	Acquisition	Acquistion	Acquisition	Acquistion
Name of Beneficial Owner	(actual)	(pro forma)	(actual)	(pro forma)
Directors and Named Executive Officers:

David Gao (1)	241,248	241,248	*	*

Michel Y. de Beaumont (2)	150,665	150,665	*	*

Jack M. Ferraro (3)	214,622	214,622	*	*

Martyn D. Greenacre (4)	155,540	155,540	*	*

Frank J. Hollendoner (5)	128,665	128,665	*	*

Fred M. Powell (6)	126,872	126,872	*	*

John W. Stakes, M.D. (7)	116,561	116,561	*	*

Albert Yeung (8)	19,791	19,791	*	*

	Number of shares of Common		Percent of shares of Common
	Stock Beneficially Owned		Stock Beneficially Owned
	Pre-	Post-	Pre-	Post-
	Acquisition	Acquistion	Acquisition	Acquistion
Name of Beneficial Owner	(actual)	(pro forma)	(actual)	(pro forma)
Yanping Zhao (9)	—	—	*	*

Han Zhiqiang (10)	—	4,000,000	—	10.2%

Tong Zhijun (11)	—	4,000,000	—	10.2%

All Directors and Executives Officers as a Group (9 persons (pre-acquisition), 11 persons (post-acquisition))	1,153,964	9,153,964	3.7%	23.3%

Holders of More Than 5% of Our Common Stock:

Abacus Investments Ltd. (12) 44 Church Street P.O. Box HM 2958 Hamilton HM HX Bermuda	7,907,484	7,907,484	25.3%	20.1%

Artis Capital Management, L.P. (13) One Market Plaza Spear Street Tower, Suite 1700 San Francisco, CA 94105	4,608,320	4,608,320	14.7%	11.7%

Ashford Capital Management, Inc. (14) P.O. Box 4172 Wilmington, DE 19807	1,809,292	1,809,292	5.8%	4.6%

Les R. Baledge (15) 668 N. Sequoyah Drive Fayetteville, AR 72701	1,743,317	1,743,317	5.6%	4.4%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)	Excludes 88,752 shares underlying options that are not exercisable within 60 days of the record date.

(2)	Includes 44,000 shares held by Samisa Investment Corporation. Excludes 58,335 shares underlying options that are not exercisable within 60 days of the record date. Mr. de Beaumont is the natural person who has sole voting and investment power for the shares of Samisa Investment.

(3)	Excludes 86,043 shares underlying options that are not exercisable within 60 days of the record date.

(4)	Excludes 146,460 shares underlying options that are not exercisable within 60 days of the record date.

(5)	Excludes 68,335 shares underlying options that are not exercisable within 60 days of the record date.

(6)	Excludes 68,335 shares underlying options that are not exercisable within 60 days of the record date.

(7)	Excludes 68,335 shares underlying options that are not exercisable within 60 days of the record date.

(8)	Excludes 55,209 shares underlying options that are not exercisable within 60 days of the record date.

(9)	Excludes 120,000 shares underlying options that are not exercisable within 60 days of the record date.

(10)	Assuming the requisite shareholder approval for Proposal 1 and Proposal 2 is obtained at the Special Meeting and the acquisition of the 51% of the issued share capital in Hong Kong Health Care closes, represents the shares that the Company will issue to Han Zhiqiang upon the closing of the acquisition in accordance with the terms of the September Purchase Agreement.

(11)	Assuming the requisite shareholder approval for Proposal 1 and Proposal 2 is obtained at the Special Meeting and the acquisition of the 51% of the issued share capital in Hong Kong Health Care closes, represents the shares that the Company will issue to Tong Zhijun upon the closing of the acquisition in accordance with the terms of the September Purchase Agreement.

(12)	Information relating to Abacus Investments Limited is based solely on Schedule 13D/A filed by Abacus Investments Limited, on December 11, 2007.

(13)	Information related to Artis Captial Management, L.P. is based solely on Schedule 13G/A filed by Artis Capital Management, L.P., on December 20, 2007. According to Artis Capital Management, L.P. (“Artis”), Artis is a registered investment adviser; Artis Capital Management, Inc. (“Artis Inc.”) is the general partner of Artis; Mr. Stuart L. Peterson is the president of Artis Inc. and the controlling owner of Artis and Artis Inc.; Artis is the investment adviser to Artis Partners 2X Ltd., a Cayman Islands exempted limited partnership.

(14)	Information relating to Ashford Capital Management, Inc. is based solely on the Schedule 13G filed by Ashford Capital Management, Inc. on February 13, 2007. According to Ashford Capital Management, Inc., Ashford Capital Management, Inc. is a registered investment advisor and the shares of Common Stock are held in separate individual client accounts, two separate limited partnerships and four commingled funds.

(15)	Information relating to Les R. Baledge is based solely on the Schedule 13D filed by Les R. Baledge on August 31, 2007.

WHERE YOU CAN FIND MORE INFORMATION
     We are required to comply with the information requirements of the Exchange Act. Accordingly, we file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC. You can read this proxy statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at 1-800-SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
INFORMATION INCORPORATED BY REFERENCE
     The SEC permits us to “incorporate by reference” into this proxy statement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this proxy statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of this Special Meeting:
•	Our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, for the quarter ended June 30, 2007 and for the quarter ended September 30, 2007; and

•	Our Current Reports on Form 8-K filed with the SEC on January 30, 2007, March 21, 2007, July 19, 2007, August 23, 2007, October 4, 2007, November 6, 2007, November 27, 2007, December 19, 2007, January 4, 2008, January 16, 2008 and January 18, 2008.
IMPORTANT CAUTIONARY NOTE
     Statements made in this proxy statement or in any document incorporated by reference in this proxy statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.
     The description of the July Purchase Agreement, Supplementary Agreement, the Shareholders Agreement and September Purchase Agreement included in this proxy statement does not purport to be complete and is qualified in its entirety by reference to:
•	the July Purchase Agreement, a copy of which is attached as exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on July 19, 2007;

•	the Supplementary Agreement, a copy of which is attached as exhibit 2.2 to our Current Report on Form 8-K filed with the SEC on October 4, 2007;

•	the Shareholders Agreement, a copy of which is attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on July 19, 2007; and

•	the September Purchase Agreement, a copy of which is attached as exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on October 4, 2007.
     Additionally, the foregoing description does not purport to be complete with respect to the other agreements ancillary to the July Purchase Agreement, the Shareholders Agreement and September Purchase Agreement. The other agreements ancillary to the September Purchase Agreement will become effective only if and when the September Purchase Agreement is consummated, and such description is qualified in its entirety by reference to the definitive agreements, if any, that will be filed as future exhibits with the SEC.

     Further, the July Purchase Agreement, Supplementary Agreement, which amended the July Purchase Agreement, Shareholders Agreement and September Purchase Agreement that was filed as exhibits to our Current Report on Form 8-K filed with the SEC on July 19, 2007 and our Current Report on Form 8-K filed with the SEC on October 4, 2007 were filed to provide you with information regarding the terms of those agreements. The July Purchase Agreement, Supplementary Agreement, Shareholders Agreement and September Purchase Agreement contain representations, warranties and covenants that the parties made to each other, each as of specified dates. These representations, warranties and covenants may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of each of the July Purchase Agreement, Supplementary Agreement, Shareholders Agreement and September Purchase Agreement. Moreover, certain of these representations, warranties and covenants may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the federal securities laws and/or were used for the purpose of allocating risk between the parties rather than establishing matters of fact. In addition, information concerning the subject matter of these representations, warranties or covenants may have changed since the date of each of the July Purchase Agreement, Supplementary Agreement, Shareholders Agreement and September Purchase Agreement. Accordingly, you should not rely on these representations, warranties or covenants as statements of fact and we do not intend for their text to be a source of factual, business or operational information about the Company, the Sellers, Hong Kong Health Care, Sunstone or their respective subsidiaries and branches. Such information with respect to the Company can be found elsewhere in the other public filings the Company makes with the SEC, which are available free of charge at www.sec.gov.
     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2008 may have done so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must have been received by Fred M. Powell, Chief Financial Officer, Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462, no later than December 18, 2007.
     In addition, in accordance with the advanced notice provisions in our by-laws described above, if a stockholder intended to submit a proposal (including director nomination) for voting during the 2008 annual meeting, such stockholder must have delivered written notice to our Secretary not earlier than November 28, 2007 or later than January 27, 2008, and must have met other requirements of the advanced notice provisions. These requirements do not affect the procedure described above for submitting stockholder proposals for inclusion in the proxy statement.
     If any stockholder proposal (including director nomination) is not received on or before March 3, 2008, such proposal will be deemed untimely for purposes of the Rule 14a-4(c) under the Exchange Act, and the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to Fred M. Powell, Chief Financial Officer, Beijing Med-Pharm Corporation, 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462.

OTHER MATTERS
     Our Board is not aware of any other matter not set forth herein that may be brought before the Special Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the shares of Common Stock represented thereby in accordance with the recommendation of our Board on such matters.

By Order of the Board of Directors, Martyn D. Greenacre Chairman of the Board of Directors
Dated: January 31, 2008

PROXY
BEIJING MED-PHARM CORPORATION
This Proxy is solicited on behalf of the Board of Directors
for the Special Meeting of Stockholders
     The undersigned, revoking all prior proxies, hereby appoints Martyn D. Greenacre and Jack M. Ferraro, and each of them, each with the power to appoint his substitute, the true and lawful proxy holders of the undersigned, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Beijing Med-Pharm Corporation (the “Company”) held of record by the undersigned on January 28, 2008, at the Special Meeting of Stockholders of the Company to be held on Friday, February 15, 2008 (the “Meeting”) at 9:00 a.m., local time, at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania 19103 and any adjournments or postponements thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.
IMPORTANT – CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

☒ Please mark your votes as indicated in this example
PROPOSAL 1.

The Board of Directors recommends a vote “FOR” Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 2.

The Board of Directors recommends a vote “FOR” Proposal 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL 3.

The Board of Directors recommends a vote “FOR” Proposal 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.
NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate the capacity in which they sign and give their full title as such. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Date	Share Owner Sign Here	Joint Owner Sign Here

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     ☐